Exhibit 10.10

MASTER LOAN AGREEMENT

This Master Loan Agreement (this “Agreement”) is made to be effective as of December 31, 2002, by and among the following parties:

(i)        Toyota Motor Credit Corporation, a Delaware corporation (“TMCC”),

(ii)      Sonic Automotive, Inc., an Delaware corporation (“Sonic”),

(iii)     The entities identified in Schedule 1 attached hereto (collectively the “Borrower”).

RECITALS

A.       Borrower is or will be the owner of various parcels of real estate located in various cities and states which either have improvements, or upon which Borrower will construct improvements, useful for the retail sales of automobiles.

B.        Borrower will lease such parcels and the improvements to related entities who will operate retail automotive dealerships thereon. Borrower and such lessees are wholly owned, directly or indirectly, by Sonic.

C.        Borrower has requested TMCC to make loans to Borrower for the purpose of (i) purchasing properties upon which Borrower will construct automobile dealership facilities, (ii) constructing such improvements, and (iii) providing permanent financing of such purchases and improvements. Borrower and Sonic reasonably may be expected to benefit, directly or indirectly, by such loans from TMCC.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties agree as follows:

ARTICLE 1.

General Definitions

Section 1.1    Definitions.  In addition to other defined terms herein, as used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below. Articles 4 and 5 contain additional definitions applicable to the Construction Loan and Permanent Loan respectively.

(a)       Acquisition Advance.  Any advance of loan proceeds under either the Construction Loan or Permanent Loan by TMCC to Borrower or on behalf of Borrower to finance the costs of the purchase of a Property or refinance existing indebtedness secured by a Property pursuant to Article 3.

(b)     Advance.  Any advance of the proceeds of the Loans by TMCC to Borrower or on behalf of Borrower. An Advance shall include: (i) an Acquisition Advance pursuant to Article 3, (ii) a Draw pursuant to Article 4, or (iii) a Permanent Loan pursuant to Article 5.

(c)       Applicable Law.  All laws, rules and regulations applicable to the Person, Property, conduct, transaction, covenant or Loan Document in question, including all (i) applicable common law and equitable principles, (ii) provisions of all applicable city, county, state and federal constitutions, statutes, ordinances, rules, regulations and orders of a Governmental Authority (including, without limitation, all pollution control, environmental protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by cities where the Property is located), and (iii) orders, judgments and decrees of all courts and arbitrators. Applicable Law shall not, however, include the Environmental Laws (defined below).

(d)       Appraisal.   An MAI appraisal reflecting the value of a particular Property. The Appraisal must meet all the standards and requirements of TMCC, and be prepared by an appraiser acceptable to TMCC.

(e)       Appraised Value is the value of a Property reflected in an Appraisal.

(f)       Best Knowledge.   Facts that are within the actual knowledge of any officer of Borrower or Guarantor (as applicable) after due inquiry of employees of Borrower or Guarantor reasonably likely to possess information of the nature described.

(g)       Borrower.    The entities listed in Schedule 1. When applicable, the term shall be deemed as reference to all such Borrowers collectively, or to an individual Borrower. All the entities listed in Schedule 1 shall be co-makers of the Construction Promissory Note and the Permanent Promissory Note, and therefore all such entities are Borrowers. However, an individual Borrower shall be the record title owner of each Property.

(h)       Borrowing Notice.    A written notice of Borrower’s request for an Acquisition Advance, in the form attached hereto as Exhibit 3.2.

(i)        Business Day.    Any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state is closed. Unless the terms herein specifically provide that a period of time is measured by Business Days, time periods shall be deemed to refer to calendar days.

(j)        Collateral.    All of the Properties, and all other real or personal property and interests in same that now or hereafter secure the payment and performance of the Obligations.

(k)       Construction Loan.    The construction revolving line of credit in the maximum principal amount of $50,000,000.00 extended to Borrower from TMCC pursuant to Article 4 as evidenced by that certain Construction Loan Promissory Note dated as of even date herewith in the principal amount of $50,000,000.00, including any and all amendments, modifications, renewals, increases and extensions thereof and any advances thereunder.

(l)        Cost of Acquisition.    For a Property that is purchased by Borrower under an Acquisition Advance, the purchase price of the Property as reflected in the Purchase Contract, together with such other expenses incurred in connection with the acquisition of such Property, approved by TMCC, including, but not limited to title fees, title insurance premiums, legal expenses, survey expenses, recording fees, escrow fees, environmental report expenses, organizational expenses, documentation stamps and taxes and broker’s commissions.

(m)     Deed of Trust.   Collectively, or any one or each, of the deeds of trust, mortgages or other instruments now or hereafter granting or evidencing liens on the Properties (whether called a “Deed of Trust”, “Mortgage” or other term), executed by one or more Borrowers, as grantor, or mortgagor, as the case may be, to the trustees named therein, if applicable, in trust for TMCC as beneficiary, or to TMCC as mortgagee, as the case may be, which will constitute a first priority lien on a Property, subject only to the Permitted Encumbrances.

(n)       Default or Event of Default.   As defined in Article 12, or in any of the other Loan Documents.

(o)       Effective Date.   The date of this Agreement as set forth above.

(p)       Environmental Laws.   All federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, and orders relating to health, safety or environmental matters. This term shall include (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), (iii) the Federal Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), and (iv) the Toxic Substances Control Act (15 U.S.C., Section 2601 et seq.). It shall also include any rules or regulations adopted by any administrative agency, including but not limited to, the Environmental Protection Agency, the Occupational Safety and Health Administration, and any similar state or local agency having jurisdiction over any Property.

(q)       Environmental Report.   A Phase 1 and/or Phase 2 environmental site assessment of a Property, conforming to the “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessments Process” of the American Society for Testing and Materials (the “Standard Practice”). The consultant’s report must follow the format recommended under the Standard Practice.

(r)       Force Majeure.   An event that prevents Borrower from the performance of any act required hereunder by reason of acts of God, the elements, governmental regulations or restrictions, unavailability of necessary materials, supplies, or labor, strikes, interruptions of public transportation services or facilities, or other cause beyond its reasonable control.

(s)       GAAP.   Generally accepted accounting principles in the United States of America in effect from time to time.

(t)        Governmental Authority.   Any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

(u)       Guarantor or Guarantors.   Sonic, and its respective successors and assigns, as applicable, or any other person or entity who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

(v)       Guaranty Agreement or Guaranty Agreements.   The instrument or instruments executed by a Guarantor.

(w)     Hazardous Material.   Any radioactive, hazardous, or toxic substance, material, waste, chemical, or similar item, the presence of which on any Property, or the discharge, emission, release, or threat of release of which on or from the Property, is prohibited or otherwise regulated by any Environmental Laws.

(x)       Improvements.   Any and all buildings and other improvements which are either existing on Property owned or to be purchased by Borrower, or to be constructed by Borrower on the Property as contemplated herein.

(y)       Insurance Policies.   The insurance coverage required by the applicable Deed of Trust or other Loan Document pertaining to a Property. An Insurance Policy shall refer to any one of the Insurance Policies.

(z)       Lessee.   Each lessee of a Property.

(aa)     LIBOR.   The London Interbank Offered Rate for one (1) month deposits, as published by the Wall Street Journal in its “Money Rates” section. Should the method of establishing LIBOR, or the publication of the London Interbank Offered Rates for one (1) month deposits in the Wall Street Journal cease or be abolished, then LIBOR shall be based on a comparable index selected by TMCC. For each Advance LIBOR is initially determined on the date of the applicable amount funded. LIBOR shall be adjusted, as necessary, as of the first calendar day of each month, based on the LIBOR rate in effect as of the last Business Day of the preceding month.

(bb)     Loan Closing Date.   The effective date of either (i) the Construction Loan for a particular Construction Project, or (ii) a Permanent Advance under the Permanent Loan.

(cc)     Loan Documents.   This Agreement, the Construction Promissory Note, Permanent Promissory Note, Deeds of Trust, Guaranty Agreements, Security Agreements, Environmental Indemnity, and all other documents, instruments and agreements now existing or hereafter entered into by Borrower, or any Guarantor, or any other person with TMCC in relation to the Loans. A “Loan Document” shall refer to any one of said instruments. To the extent applicable, the term shall also include any assignment of rents and leases (if executed as a separate instrument), consents and agreements executed by an Architect, Engineer and General Contractor.

(dd)     Loans.   All loans and advances of any kind made by TMCC pursuant to this Agreement, being the Construction Loan under Article 4 and the Permanent Loan under Article 5. A Loan shall refer to any one of such Loans.

(ee)     Material Adverse Effect.   The effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Collateral, condition (financial or otherwise) or business prospects of Borrower or Guarantor; (ii) has a material adverse effect upon the condition or value of the whole or any material part of the Collateral, the liens of TMCC with respect to the Collateral or any material part thereof or the priority of such Liens; or (iii) materially impairs the ability of Borrower or Guarantor to perform its obligations under this Agreement, any Guaranty Agreement or any of the other Loan Documents to which it is a party, including repayment of the Obligations when due.

(ff)      Obligations.   All indebtedness (including principal and interest, together with all other amounts, payments, premiums, advances and other indebtedness) of Borrower or Guarantor to TMCC, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to or in connection with this Agreement, whether as maker, guarantor, surety, endorser or otherwise, including without limitation the Construction Loan under Article 4 and the Permanent Loan under Article 5.

(gg)     Permanent Loan.    The mortgage revolving loan line of credit from TMCC to Borrower in the maximum principal amount of up to $100,000,000.00 extended by TMCC to Borrower pursuant to Article 5, to be evidenced by the Permanent Promissory Note to be executed upon the initial funding of loans hereunder, including any amendments, modifications, renewals, increases and extensions thereof and any advances thereunder. Permanent Loans may also refer to the Permanent Advances made under the Permanent Loan in respect to a Property or Properties.

(hh)     Permitted Encumbrances.    The encumbrances described in respect of any Property, with particularity, in Schedule B to the Title Policy issued in connection with the Loan made in respect of such Property.

(ii)      Person.   An individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

(jj)      Property.    The real property, Improvements, fixtures and appurtenances already owned or to be purchased by Borrower, which shall be the subject of a Loan, and which shall be pledged as Collateral to secure such Loan. Properties shall refer to one or more pieces of Property.

(kk)     Purchase Contract.   The contract or other agreement pursuant to which Borrower shall purchase a Property for which an Acquisition Advance is requested under this Agreement.

(ll)      Purchase Price.   The purchase price paid by Borrower to purchase the Property under a Purchase Contract.

(mm)  Restrictions.   As to each Property, all conditions, restrictions and reservations (whether or not of record) affecting the ownership or use of such Property.

(nn)     Security Agreements.   All lien instruments (other than the Deeds of Trust) now existing or hereafter given to secure payment of the Indebtedness and other Obligations. A Security Agreement shall mean any one of such instruments.

(oo)     Survey.    A current certified survey of the applicable Property satisfying the requirements set forth on Exhibit 1.1(kk) attached hereto.

(pp)     Termination Date.    December 31, 2007, the date upon which the obligations of TMCC to make any further Advances hereunder shall cease.

(qq)     Title Commitment.   A Commitment for Title Insurance (or other appropriate designation under the applicable State) issued by the Title Company on the appropriate form obligating the Title Company to issue the Title Policy in respect to a Property in accordance with the terms herein.

(rr)      Title Company.    Chicago Title Insurance Company or its agents.

(ss)     Title Policy.   An ALTA loan policy of title insurance issued by the Title Company, without standard exceptions, in form and substance satisfactory to TMCC, and which must have a liability in the amount of the applicable Loan, if available, insuring, as of the effective date of such Title Policy, that the fee simple title to the Property is vested in the applicable Borrower and that the lien of such Deed of Trust is a valid first priority lien on such Property, and containing the following endorsements to the extent available in the applicable jurisdiction:

(i)        Comprehensive Endorsement;

(ii)      ALTA form 3.1 Zoning Endorsement;

(iii)     Truth in Lending and Usury Endorsements;

(iv)     Tie-in Endorsements;

(v)       Revolving Credit Endorsement;

(vi)     Future Advance Endorsement;

(vii)    Last Dollar Endorsement;

(viii)   Aggregation Endorsement;

(ix)     Tax Parcel Endorsement; and

(x)       Such additional endorsements as may be reasonably required by TMCC based upon its review of the Commitment and Survey.

(tt)      TMCC. Toyota Motor Credit Corporation, or any successor or assign of Toyota Motor Credit Corporation.

ARTICLE 2.

Conditions Precedent

Notwithstanding any other terms of this Agreement, TMCC will not be required to make any Loans or any Advances unless the following conditions have been met as to each Borrower and Guarantor. Unless noted below, all such conditions must be satisfied as of the Effective Date hereof.

Section 2.1    Representations True.    The representations and warranties contained in this Agreement and in any other Loan Document are true in all material respects; there is not then in existence any Event of Default hereunder or any event which upon the service of notice or passage of time would constitute an Event of Default hereunder. This condition must also be met on the date of each Advance.

Section 2.2    Opinion of Counsel.   TMCC will have received an opinion of counsel to Borrower and Guarantor in the form required by TMCC.

Section 2.3    Good Standing and Certified Copies.    TMCC will have received (a) a current certificate with respect to each Borrower and Guarantor, or confirmation by telecommunication, if such confirmation is available, from the jurisdiction of organization of each such entity and each foreign jurisdiction where such entity’s failure to be duly qualified or licensed would have a Material Adverse Effect; (b) certified copies of the governing documents of each Borrower and Guarantor, to the extent applicable; (c) signature and incumbency certificates with respect to the officers executing this Agreement, and the other Loan Documents; and (d) a certified copy of the company action taken by Borrower and Guarantor authorizing execution, delivery and performance of this Agreement and the other Loan Documents.

Section 2.4    Guaranty Agreement.    TMCC will have received the Guaranty Agreement executed and delivered by Guarantor.

Section 2.5    Loan Documents.    All of the Loan Documents relating to the applicable Loan will have been executed by Borrower and Guarantor, as applicable, or other applicable persons or entities, and delivered to TMCC. This condition must also be met on the date of each Advance.

Section 2.6    Due Diligence.    TMCC will, to its satisfaction, have completed and received all audits, inspections, examinations and surveys deemed necessary in the sole, absolute discretion of TMCC with respect to the Collateral and the financial and business condition of Borrower and Guarantor.

Section 2.7    UCC Filings and Searches.    TMCC will, prior to each Loan, have received UCC and other record searches acceptable to TMCC. Financing statements will be filed with the appropriate jurisdiction for each Loan when such Loan is made.

Section 2.8    Approval by TMCC.    All Properties for which an Advance is requested, and the anticipated use of the Property by Borrower, must be satisfactory to TMCC in its discretion prior to the making of each Advance for that Loan. Without limiting the conditions for TMCC’s approval, the Property must meet with TMCC’s approval both in terms of location of the Property and the manufacture brand of automobiles to be sold by Borrower at such location. Borrower acknowledges that TMCC may, in its discretion, decline to approve an Advance on a Property intended for the sale of automobiles other than the Toyota brand.

Section 2.9    Conditions to Advances.   In addition to any other conditions set forth herein or in any other Loan Document, TMCC shall have no obligation to make any Advance to Borrower unless or until each of the following conditions are satisfied as to each applicable Advance:

(a)       There shall exist no Event of Default on the date of the Advance.

(b)       No event has occurred which has had a Material Adverse Effect on Borrower, Guarantor or the Collateral.

(c)       All Loan Documents required by TMCC to be recorded or filed, shall have been recorded, filed or delivered to Title Company for recording or filing.

(d)       TMCC shall have received counterpart originals of each Insurance Policy (or satisfactory certificates of insurance).

(e)       TMCC shall have received the applicable Title Commitment, together with written assurance from the Title Company to TMCC, in form and substance satisfactory to TMCC, that the Title Policy shall be issued and delivered to TMCC without cost to TMCC, in accordance with the Loan Documents.

Section 2.10  Automobile Franchises.    Advances shall only be made with respect to Properties upon which:

(a)       A wholly owned subsidiary of Guarantor will operate an automobile dealership for retail sales.

(b)       The entity operating the dealership on a Property holds a franchise, or is approved for a franchise, for the sale of Toyota automobiles, or another brand pursuant to a franchise with other manufactures or distributors approved by TMCC, on such Property.

ARTICLE 3.

Acquisition Advances

Section 3.1    Acquisition Advances.    Subject to the conditions and limitations set forth herein, TMCC shall make Acquisition Advances for (i) the purchase of a Property, or (ii) the refinance of existing indebtedness on a Property.

Section 3.2    Allocation of Acquisition Advances.   Each Acquisition Advance shall be funded either under the Construction Loan (for Property upon which Improvements shall be constructed pursuant to Article 4) or the Permanent Loan (for Property upon which there are existing Improvements). Borrower shall provide TMCC the Borrowing Notice. Upon notification by Borrower to TMCC of a request for an Acquisition Advance, Borrower shall notify TMCC whether the Acquisition Advance shall be funded under the Construction Loan or Permanent Loan.

Section 3.3    Conditions for All Acquisition Advances.    All Acquisition Advances shall be subject to the following conditions for each particular Property:

(a)       Borrower shall submit a Borrowing Notice.

(b)       Except as noted below, an Appraisal dated no earlier than 120 days before the date of such Acquisition Advance shall have been issued and delivered to TMCC. This requirement shall not apply to a Permanent Advance which is made to pay off a Construction Loan.

(c)       If applicable, the Purchase Contract has been delivered to TMCC.

(d)       The Survey has been delivered to TMCC.

(e)       The Title Policy has been issued and delivered to TMCC.

(f)       Borrower has delivered to TMCC an Environmental Report, in form, scope and substance acceptable to TMCC, reporting no Hazardous Materials on, under or in the Property in violation of Environmental Laws.

(g)       Borrower has provided to TMCC:

(i)        If the Property is subject to zoning, evidence from the applicable Governmental Authority that the Property is properly zoned for use as an automobile dealership or related uses.

(ii)      Evidence that all utility and municipal services required for the occupancy and operation of the Improvements (whether existing or to be constructed as contemplated herein), including, but not limited to, water supply, storm and sanitary sewer systems, gas, electric and telephone facilities, are available for use and tap-on at the boundaries of the Property and are or will be available in sufficient amounts for the normal and intended use of the Improvements.

(iii)     Evidence of compliance with the Restrictions, including, without limitation, evidence that the Property is either a legal and separate lot under any applicable subdivision acts and for tax assessment purposes, or is exempt from any subdivision act.

(iv)     Evidence that the Improvements (existing or to be constructed, as applicable) comply with Applicable Laws pertaining to building and zoning requirements.

(h)       Borrower has provided TMCC such other items as TMCC shall reasonably require.

Section 3.4    Limitation on Acquisition Advance.    Each Acquisition Advance shall be limited so as not to exceed 85% of the lesser of:

(a)       the Cost of Acquisition (if applicable), or

(b)       the Appraised Value.

ARTICLE 4.

Construction Loan

Section 4.1    Construction Loan.    The credit facility and funding terms of the Construction Loan shall be governed in accordance with this Article 4. The provisions of this Article 4 shall apply to each individual Construction Project.

Section 4.2    Purpose and Use of Construction Loan.    The Construction Loan shall be used solely for the purchase of Property and the construction of Improvements thereon for full sales and service of new and used automobiles, and all related dealership facilities.

Section 4.3    Additional Definitions.    In addition to other defined terms herein, as used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

(a)       Architect.   The Architect for each Construction Project as identified on the Supplement evidencing such Construction Project.

(b)       Architect Contract.    The contract entered into between Borrower and Architect for the design of the Improvements for a particular Construction Project, the terms of which must be acceptable to TMCC.

(c)       As-Built Appraisal.    The estimated value of a Property (with Improvements) upon completion of the Construction Project for that Property. The As-Built Appraisal shall be prepared by an MAI appraiser. As-Built Appraised Value is the value of the Property reflected in the As-Built Appraisal. Notwithstanding the foregoing, TMCC may adjust the As-Built Appraisal for a Construction Project in its sole and absolute discretion to establish an adjusted appraised value for a Property (the “Adjusted As-Built Appraised Value”). The Adjusted As-Built Appraised Value of a Property may be used by TMCC to calculate the Construction Loan Limit, which TMCC may, in its discretion, consider during the approval and funding process for such Construction Project.

(d)       Budget.    As to each Construction Project, the Cost of Acquisition of the Property plus the Construction Costs estimated by Borrower to be incurred in connection with such Construction Project, as approved by TMCC and as identified on the Supplement evidencing such Construction Project, as may be amended by Change Orders in accordance with Section 4.16 hereof.

(e)       Budgeted Interest.    As to each Construction Project, the portion of the Construction Costs established for interest identified in the Budget for such Construction Project for the payment of interest accrued on the Construction Loan to be funded for such Construction Project.

(f)       Completion Date.    As to each Construction Project, the date of completion of the Improvements, as evidenced by the issuance of a certificate of occupancy by the appropriate local authorities permitting occupancy of the Improvements. Such certificate of occupancy may be a temporary certificate subject to completion of items which would not affect the Borrower’s right to occupy the Improvements.

(g)       Construction Contract.    The contract entered into between Borrower and General Contractor for the construction of the Improvements for a particular Construction Project, the terms of which must be acceptable to TMCC.

(h)       Construction Costs.    As to each Construction Project, the costs incurred by Borrower to construct the Improvements on the applicable Property, as follows: (i) labor and material for grading, site preparation, demolition of existing structures, on-site improvements and required off-site improvements, (ii) any fees paid to the Architect or General Contractor, (iii) other architectural fees, engineering fees, surveys, fees of the Construction Monitor and utility tap fees, (iv) the cost incurred by Borrower for soil tests of the Property, building permits, environmental testing and similar tests, and (v) Budgeted Interest. The following costs shall not be included in the Construction Cost: feasibility studies, brokerage fees, appraisal fees, tile insurance premiums, and attorney’s fees, zoning costs, developer fees, trade fixtures, lifts, paint booths, parts bins, and other automotive related fixtures and equipment.

(i)        Construction Funding.    As to each Construction Project, that portion of the Construction Costs which will be funded by TMCC under the Construction Loan. For each Construction Project, prior to any Draw, Borrower and TMCC shall establish in writing the amount of Construction Funding for the applicable Construction Project, which shall be in accordance with the terms herein.

(j)        Construction Indebtedness.    The total amount of principal and accrued interest outstanding from time to time under the Construction Loan.

(k)       Construction Line of Credit.    The amount available for loan pursuant to Section 4.4 below.

(l)        Construction Loan Limit.    The limitations on the amount of Construction Indebtedness under the Construction Loan, as set forth in Section 4.5 below.

(m)     Construction Monitor.    The person or company engaged by TMCC for each Construction Project, as identified on the Supplement evidencing such Construction Project.

(n)       Construction Project.    The automobile dealership and related Improvements to be constructed on a Property pursuant to the Construction Loan.

(o)       Construction Project Loan Amount.    For each Construction Project, the sum of (i) the Acquisition Advance plus (ii) the Construction Funding, subject to the Construction Loan Limit.

(p)       Construction Project Maturity Date.    As to each Construction Project, the date being the earlier of (i) 15 months from the date of the Acquisition Advance for such Construction Project, (ii) the date of Substantial Completion, or (iii) December 31, 2007.

(q)       Construction Promissory Note.    The promissory note executed by Borrower and payable to the order of TMCC in the principal amount of $50,000,000.00, together with all extensions, renewals, modifications and amendments thereto. The form and substance of the Construction Promissory Note shall be acceptable to TMCC in TMCC’s sole and absolute discretion.

(r)       Construction Schedule.    As to each Construction Project, a certified preliminary construction schedule showing a trade-by-trade breakdown of the estimated periods of commencement and completion of the Improvements.

(s)       Draw.    As to each Construction Project, a disbursement from TMCC under the Construction Loan to the Borrower owning such Construction Project pursuant to a Draw Request for payment of Construction Costs.

(t)        Draw Request.    A written request (on a form approved by TMCC) for a Draw submitted by Borrower to TMCC, pursuant to Section 4.8(e) below.

(u)       Draw Termination Date.    November 30, 2007.

(v)       Engineer’s Contract(s).   All agreements, if any, with the civil, geotechnical, mechanical and structural engineers for the Improvements.

(w)     Excess Amount(s).    If applicable, the amount by which the Construction Indebtedness exceeds the Construction Line of Credit.

(x)       Final Draw.   The final Draw pursuant to Section 4.11 below.

(y)       General Contractor.   The general contractor for each Construction Project as identified on the Supplement evidencing such Construction Project.

(z)       Holdback.   As to each Construction Project, an amount equal to not less than 10% of the amount of the Construction Costs. TMCC shall retain from the amount of each Draw Request approved by TMCC 10% of the amount available for such Draw (or such greater percentage if required by applicable state law). The Holdback shall be released to or for the account of Borrower upon payment of the Final Draw in respect of the applicable Construction Project.

(aa)     Permits.    All licenses, permits, authorizations and agreements required for the construction, operation, use or occupancy of the Property (as to each Construction Project).

(bb)     Plans.   The final working drawings and specifications for the construction of the Improvements, which must be acceptable to TMCC. The Plans must include an “as-built” survey or plat showing the proposed location of the foundation of the Improvements, showing no encroachment of the Improvements on any boundary line, easement, building setback line, or other restricted area.

(cc)     Substantial Completion.   Completion of the Construction Project as evidenced by satisfaction of all of the following:

(i)        A temporary certificate of occupancy (or equivalent thereof) has been issued for the Construction Project.

(ii)      Except as provided below, TMCC has received final lien releases or waivers from (i) the General Contractor, (ii) each subcontractor or material supplier whose aggregate contract for the Project exceeds $100,000.00, and (iii) such other evidence of full and final payment to the other subcontractors and suppliers as may be reasonably requested by TMCC. All such releases or waivers shall be in form and substance acceptable to TMCC, and drafted in conformity with the law of the State and, if applicable, local jurisdiction in which the applicable Property is located. If a lien, lien claim or lien affidavit has been filed and Borrower is unable to procure a lien release or waiver from such party, Borrower may, in lieu of such release or waiver, provide an indemnity bond in accordance with the provisions of Section 4.10(b) below, and such bond shall be deemed to satisfy the requirements of this (ii) with respect to such lien claimant.

(iii)     TMCC has received an “as built” Survey of the Construction Project satisfactory in form and substance to TMCC.

(iv)     A certificate of substantial completion on the AIA Document Form G704 shall have been executed by the Architect, General Contractor and Borrower.

(dd)     Supplement. A written instrument signed by the applicable Borrower and delivered to TMCC for each Property upon which Improvements are to be constructed hereunder, and which specifies the (i) legal description and street address of such Property, (ii) Cost of Acquisition, (iii) Construction Costs, (iv) identifies each of the General Contractor and Architect, and contains such other information required or contemplated herein.

Section 4.4    Establishment of Construction Line of Credit.   Subject to the terms and conditions of this Agreement, TMCC hereby establishes a revolving line of credit for Borrower in an amount not to exceed the lesser of:

(a)       $50,000,000.00, or

(b)       the Construction Loan Limit.

Section 4.5    Construction Loan Limits and Restrictions.   The Construction Line of Credit shall be subject to and limited in the following respects:

(a)       Not more than 5 Construction Projects shall subject to the Construction Loan at any given point in time.

(b)       The sum of the unpaid (i) Acquisition Advances funded under the Construction Loan for all Construction Projects plus (ii) the Construction Funding for all Construction Projects, shall not exceed $50,000,000.00. Once Construction Indebtedness applicable to a particular Construction Project has been refinanced as a Permanent Advance hereunder, the amount of the Construction Indebtedness for that Construction Project shall be deemed to have been repaid and such amount may be re-borrowed hereunder.

(c)       The sum of the outstanding balance under the Construction Loan and Permanent Loan shall not exceed $100,000,000.00.

(d)       For each individual Construction Project, the sum of (i) the Acquisition Advance plus (ii) the Construction Funding, shall not exceed the lesser of:

(i)        85% of the sum of (x) the Purchase Price of the Property (without regard to any Improvements to be constructed) plus (y) the Construction Costs, or

(ii)      85% of the As-Built Appraised Value. It is acknowledged that TMCC may, at its election, not require Borrower to provide an As-Built Appraisal; if TMCC does not require an As-Built Appraisal, the provisions of this Section 4.5(d)(ii) shall not apply.

(e)       If, for any reason, there exists Excess Amounts, the Construction Line of Credit shall be deemed to include the Excess Amounts for all purposes hereunder, except that Excess Amounts are temporary only and shall not be deemed to permanently increase the Construction Line of Credit.

(f)       No Acquisition Advances under the Construction Loan shall be made after 45 months from the Effective Date.

Section 4.6    Loan Documents.   The Construction Loan shall be evidenced by the Construction Promissory Note and the Loan Documents executed in connection therewith.

Section 4.7    Conditions for Acquisition Advances Under Construction Loan.    In addition to any other conditions herein for Acquisition Advances, Acquisition Advances funded under the Construction Loan shall be subject to the following conditions and limited in the following respects for each particular Property:

Borrower shall have delivered to TMCC the following items:

(a)       Architect Contract. If required by TMCC, Borrower shall also deliver to TMCC an assignment of the Architect Contract on a form acceptable to TMCC and executed by the Architect.

(b)       Budget

(c)       Construction Contract.

(d)       Construction Schedule.

(e)       Engineer’s Contract(s). If required by TMCC, Borrower shall also deliver to TMCC an assignment of the Engineer’s Contract on a form acceptable to TMCC and executed by the engineer(s).

(f)       Permits. Borrower shall deliver to TMCC a certificate listing all required or necessary Permits for the applicable Construction Project.

(g)       Plans.

(h)       A list of all subcontractors and materialmen scheduled to perform work or deliver materials, provided that the aggregate cost for all work or materials to be provided by any such subcontractor or materialman exceeds $50,000.00 with respect to such Construction Project, in connection with construction of the Improvements, together with a copy of all preliminary lien notices, if any, already filed by any such subcontractors and materialmen.

Section 4.8    Draws – Limits and Documents.    In addition to other requirements set forth herein, Draws for Construction Costs shall be governed by the following terms:

(a)       Frequency.    Draws may be made monthly, upon compliance by Borrower with this Loan Agreement, after actual commencement of construction of the Improvements, for work actually done during the preceding period.

(b)       Minimum Amount.    Except for the Final Draw, TMCC shall not be obligated to fund a Draw in an amount less than $50,000.00.

(c)       Method and Payee.    Except as otherwise provided in this Agreement, or as mutually agreed upon between TMCC and Borrower, Draws shall be made by wire transfer or check payable to Borrower.

(d)       Draw Limitations.    Draws are subject to the following limitations:

(i)        No Draws shall be made until Borrower has provided evidence to TMCC that it has paid, out of its funds (independent from loan proceeds from the Construction Loan) 15% of the sum of (x) the Cost of Acquisition of the Property (without regard to any Improvements to be constructed) plus (y) the Construction Costs for the applicable Construction Project as estimated in the Budget.

(ii)      The total amount of Draws available for a particular expense item referenced in the Budget shall not exceed 100% of the applicable expense item. No reallocation of Draws available for a particular expense item shall be allowed except pursuant to Section 4.15 herein.

(iii)     If required under the Applicable Laws of the State in which the particular Construction Project is located, the Holdback from each Draw shall be increased to ensure compliance with such Applicable Laws.

(e)       Draw Request.    Borrower shall deliver to TMCC the Draw Request, with a copy to Construction Monitor, at least 30 days prior to the date on which a Draw is desired by Borrower, specifying the amount and date of the Draw applied for substantially in the form of an Application and Certificate for Payment (AIA Document G702).

(f)       Invoices.    In addition to the Draw Request, Borrower shall deliver to TMCC and Construction Monitor copies of invoices for work actually performed or materials delivered for which payment is to be made from a Draw, and certificates required hereunder and such other information as TMCC or Construction Monitor may from time to time require.

(g)       Last Date for Draws.    No Draws shall be made after 59 months from the Effective Date.

Section 4.9    Approval and Payment of Draw Requests. Subject to the satisfaction of the terms and conditions set forth elsewhere herein, the approval and payment of Draws shall be subject to the following terms:

(a)       Approval of Documents.    TMCC shall have reviewed and approved the Draw Request and accompanying invoices and documents and Construction Monitor shall have sent a written report to TMCC confirming its approval, indicating, without limitation, (i) that the requisition for funds represents the amount due for work actually completed and materials actually incorporated into the Property (less the Holdback, as defined herein), and (ii) that the work to be completed does not exceed the amount of the undisbursed portion of the Loan.

(b)       Approval of Construction.    TMCC or Construction Monitor shall have reviewed and approved the Plans and shall have inspected the Improvements and reviewed the expenses incurred, and determined that the work has been performed in a good and workmanlike manner in accordance with the Plans, that construction is progressing within the Construction Schedule, and that the expenses are reasonable and in accordance with the Budget.

(c)       Casualty Loss.    No part of the Improvements shall have been materially injured or damaged by fire or other casualty unless TMCC shall have received insurance proceeds sufficient in its judgment to effect the satisfactory restoration thereof and to permit completion prior to the applicable Construction Project Maturity Date.

(d)       Payment of Draw.    Provided that all terms and conditions for a Draw pursuant to this Article 4 have been complied with in accordance with the terms hereof, TMCC shall fund a Draw Request within 30 days after submission of both (i) the Draw Request and related documents pursuant to Section 4.8(e) and (ii) the invoices pursuant to Section 4.8(f).

(e)       Loan Interest.    Unless paid by Borrower from other funds, TMCC may disburse to itself to pay interest monthly as it accrues on the Construction Promissory Note, the amount allocated for Budgeted Interest for each Construction Project as being available only for payment of that interest on that Construction Project. Disbursements will be made on behalf of Borrower to TMCC on the payment dates when interest is due and owing in accordance with the terms of the Construction Promissory Note and will be made by a bookkeeping entry on TMCC’s records reflecting, as an additional disbursement on a Draw for a Construction Project, an amount equal to the accrued interest due on the relevant payment date. If, after making a Draw for Budgeted Interest as set forth above, Borrower shall pay the interest with other funds, TMCC will, at Borrower’s request, reimburse Borrower to the extent of the payment, but (i) only to the extent available from funds allocated for Budgeted Interest for that Construction Project, and (ii) only if all interest owing on other Construction Projects is paid in full. The exhaustion of the amount of Draws available for Budgeted Interest shall not impair the obligation of Borrower to pay interest on the Construction Loan.

Section 4.10    Conditions to Draws.    As a condition precedent to each Draw, in addition to all other requirements herein, Borrower must satisfy the following requirements, if applicable, and deliver to TMCC evidence of such satisfaction:

(a)       Lien Releases.    Borrower will procure and deliver to TMCC, if required by TMCC, releases or waivers of mechanics’ liens and receipted bills showing payment of all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements, which releases or waivers shall pertain to all amounts owing to said parties as reflected in the immediately preceding Draw. All such releases or waivers shall be in form and substance acceptable to TMCC, and drafted in conformity with the law of the State and, if applicable, local jurisdiction in which the applicable Property is located. However, if Borrower is unable to procure and deliver such a release or wavier from a party who has filed a lien, lien claim or lien affidavit, Borrower shall be relieved of the requirements of this Section 4.10(a) as to such party if Borrower provides an indemnity bond in accordance with the provisions of Section 4.10(b) herein.

(b)       Evidence of No Liens.    Borrower will procure and deliver to TMCC evidence that no mechanic’s or materialman’s lien or other encumbrance has been filed and remains in effect against the Property. However, if a lien, lien claim or lien affidavit has been filed against Borrower or the Property, Borrower may contest such lien by furnishing to TMCC and Title Company an indemnity bond with a corporate surety satisfactory to TMCC and Title Company (in the form required by the Title Company and any Applicable Law), or other security acceptable to them, in an amount not less than the amount being contested, plus such additional sums to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property.

(c)       Endorsement to Title Policy.    The Title Policy shall be endorsed and extended, if available under local rules, to cover each Draw with no additional title exception objectionable to TMCC.

(d)       Foundation Survey.    A foundation survey shall have been furnished to TMCC within 30 days after laying of the foundation of the Improvements, showing no encroachment of the Improvements on any boundary line, easement, building setback line, or other restricted area.

(e)       Material Adverse Effect.    There shall have occurred no Material Adverse Effect in the physical condition of the Property or the financial condition of Borrower, Guarantor or the General Contractor since the previous Draw made in respect of such Construction Project, and no event shall have occurred which will give TMCC reasonable cause to believe that the construction of the Improvements cannot be completed by the Construction Project Maturity Date, in accordance with the Plans and the terms of this Agreement and the Loan Documents.

Section 4.11     Conditions to Final Draw.    As a condition precedent to the Final Draw, which shall include the Holdback, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by TMCC, deliver to TMCC evidence of such satisfaction:

(a)       All conditions precedent to each of the Draws pursuant to Section 4.10 above shall have been satisfied or waived by TMCC.

(b)       The Construction Project has achieved Substantial Completion.

(c)       The Title Policy shall be endorsed and extended, if applicable and available, to (i) delete any exception previously included to account for the pending construction of the Improvements, (ii) insure that there are no encroachments, and (iii) reflect that no mechanic’s or materialmens’ lien or other encumbrance has been filed. The Title Policy shall contain no additional exception objectionable to TMCC.

Section 4.12     State Law Requirements.    In addition to the provisions set forth above, Borrower and TMCC shall comply with all requirements of Applicable Law. Exhibit 4.11 may contain additional requirements for Construction Projects of particular states and jurisdictions. From time to time, Exhibit 4.11 may be revised by written notice from TMCC to Borrower to incorporate any requirements of such states and jurisdictions; however, even if Exhibit 4.11 does not set forth any or all state or local law requirements for constructions loans in that jurisdiction, such requirements shall be deemed incorporated herein and shall be complied with.

Section 4.13     Assignment of Construction Contract.    As additional security for the payment of the Construction Loan, Borrower hereby transfers and assigns to TMCC all of Borrower’s rights and interest, but not its obligations, in, under, and to the Construction Contract, upon the following terms and conditions:

(a)       Borrower represents and warrants that the copy of any Construction Contract it has furnished to TMCC is a true and complete copy thereof and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance.

(b)       Neither this assignment nor any action by TMCC shall constitute an assumption by TMCC of any obligation under the Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder. Borrower hereby agrees to perform all of its obligations under the Construction Contract. Borrower indemnifies and holds TMCC harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees and expenses) resulting from any failure of Borrower to so perform.

(c)       TMCC shall have the right at any time (but shall have no obligation), to take in its name or in the name of Borrower, such action as TMCC may at any time determine to be necessary or advisable to cure any default under the Construction Contract or to protect the rights of Borrower or TMCC thereunder. TMCC shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold TMCC free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys’ fees and expenses) incurred in connection with any such action.

(d)       Borrower hereby irrevocably constitutes and appoints TMCC as Borrower’s attorney-in-fact, in Borrower’s name or in TMCC’s name, upon the occurrence of and during the continuance of an Event of Default, to enforce all rights of Borrower under the Construction Contract.

(e)       Prior to an Event of Default, Borrower shall have the right to exercise its rights as Owner under the Construction Contract, provided that Borrower shall not cancel or amend the Construction Contract (other than change orders pursuant to Section 4.16) or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of TMCC.

(f)       This assignment shall inure to the benefit of TMCC, its successors and assigns, including any purchaser upon foreclosure of the applicable Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of TMCC which assumes TMCC’s rights and obligations under this Loan Agreement.

Section 4.14     Assignment of Plans.   As additional security for the payment of the Loan, Borrower hereby transfers and assigns to TMCC all of Borrower’s right, title, and interest in and to the Architectural Contract and Plans and hereby represents and warrants to and agrees with TMCC as follows:

(a)       The schedule of the Plans delivered to TMCC is a complete and accurate description of the Plans.

(b)       The Plans are complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. The Plans shall not be materially modified without the prior written consent of TMCC.

(c)       TMCC may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.

(d)       TMCC’s acceptance of this assignment shall not constitute approval of the Plans by TMCC. TMCC has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. TMCC has no duty to inspect the Improvements, and, if TMCC should inspect the Improvements, TMCC shall have no liability or obligation to Borrower arising out of such inspection. No such inspection nor any failure by TMCC to make objections after any such inspection shall constitute a representation by TMCC that the Improvements are in accordance with the Plans or constitute a waiver of TMCC’s right thereafter to insist that the Improvements be constructed in accordance with the Plans.

(e)       This assignment shall inure to the benefit of TMCC, its successors and assigns, including any purchaser upon foreclosure of the applicable Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of TMCC which assumes TMCC’s rights and obligations under this Loan Agreement.

Section 4.15     Budget.

(a)       Budget Restriction.   Except as provided in Section 4.15(b) below, no Draws will be made for a Construction Project to pay for any item, including interest, if the aggregate amount disbursed for such item exceeds the amount shown therefore on the Budget for such Construction Project, as the Budget may be amended from time to time as provided herein.

(b)       Budget Reallocation.    If Borrower will not fully utilize the amount budgeted for any particular line item in the Budget for a Construction Project, the excess may be reallocated to another line item or line items. In TMCC’s discretion, TMCC may, upon the occurrence of and during the continuation of an Event of Default, in addition to all other rights and remedies of TMCC, reallocate any funds then remaining under the Budget item for “Overhead Payments”, “Contingency” or similar categories to any other Budget line item.

(c)       Undisbursed Funds Insufficient to Complete Improvements.    If TMCC shall, in its discretion, determine that the amount of undisbursed proceeds of the Construction Loan allocated to a Construction Project as set forth in the Budget is less than the amount required to complete and pay for the construction of the Improvements and other items contemplated by the Budget for such Construction Project, including, without limitation, Budgeted Interest, then, in addition to all other rights and remedies of TMCC, TMCC may decline to make further Draws of the Loan for such Construction Project until Borrower, upon demand by TMCC, and within 5 days of such demand, shall pay to TMCC money in an amount equal to the total deficiency. Any funds delivered to TMCC hereunder shall be applied to the outstanding balance of the Construction Loan made for the applicable Construction Project in accordance with the terms of the Construction Promissory Note and shall be made available to be re-advanced in respect of the Construction Project in accordance with the terms hereof.

Section 4.16     Covenants Pertaining to Construction Projects.    In addition to the covenants contained elsewhere in this Agreement and in the other Loan Documents, Borrower covenants and agrees as follows:

(a)       Commencement and Completion of Construction.   As to each Construction Project:

(i)        Borrower shall designate TMCC as the “Construction Lender” on the application for any building permits for the construction of the Improvements in accordance with Applicable Laws.

(ii)      Construction of the Improvements will be performed in a good and workmanlike manner, with materials of high quality, and in substantial accordance with the Plans, except for change orders approved in writing (if required) by TMCC in accordance with Section 4.16(b) below.

(iii)     All such work shall be commenced promptly and prosecuted with due diligence and will be completed in substantial accordance with the Plans and the Improvements ready for occupancy no later than the Construction Project Maturity Date.

(iv)     At the request of TMCC, Borrower shall, at Borrower’s sole cost and expense, correct any material defect in the Improvements or any material departure from the Plans not theretofore approved in writing by TMCC and Construction Monitor if required under Section 4.16(b).

(v)       During the course of construction, Borrower will comply in all material respects with the Restrictions and all Permits applicable to the Improvements.

(vi)     When completed, the Improvements will in all material respects comply with all the Restrictions, all Permits and all requirements of any appropriate board of fire underwriters.

(vii)    Borrower hereby specifically relieves TMCC of any and all liability or responsibility relating in any way whatsoever to the construction of the Improvements, including, but not limited to, the work thereon, the material or labor supplied in connection therewith, and any errors, inconsistencies or other defects in the Plans.

(b)       Change Orders - Requirements.   Except as provided below, as to each Construction Project, no change will be made in the Plans as approved by TMCC or in the work described in the Construction Contract without the prior written consent of TMCC. TMCC’s prior written consent shall not be required for change orders if such change:

(i)        Would result in the expenditure or reduction of costs of less than 3% of the Construction Costs for a Construction Project, based on the Budget for that Construction Project.

(ii)      Together with all prior changes, would result in an aggregate expenditure or reduction of costs of less than 10% of the Construction Costs for a Construction Project, based on the Budget for that Construction Project.

(iii)     Would result in an extension of the time to complete construction under the Contract beyond the Construction Project Maturity Date.

(iv)     Would not materially and adversely affect the Improvements or TMCC’s security for the Loan.

(c)       Change Orders – Submission.    As to each Construction Project, Borrower shall submit to TMCC and Construction Monitor copies of all change orders and construction change directives which require TMCC’s consent under this Section, together with (i) evidence satisfactory to TMCC and Construction Monitor that all required approvals of any Governmental Authority have been obtained, and (ii) confirmation of the amount of such change in the Budget resulting therefrom. TMCC shall not consider approving any change orders unless all other approvals that are required from other parties or pursuant to the Restrictions have been obtained;

further, TMCC’s and Construction Monitor’s approval shall not be unreasonably withheld or delayed.

(d)       Reports.    As to each Construction Project: (i) Borrower shall promptly furnish, or cause to be promptly furnished, to TMCC copies of all reports prepared by or at the request of Borrower in connection with the construction of the Improvements; and (ii) Borrower shall also furnish such additional data and information relating to the affairs, assets and liabilities of Borrower or construction of the Improvements as TMCC may from time to time reasonably request.

(e)       Changes to Budget or Construction Schedule.    Subject to Sections 4.15(b), as to each Construction Project: (i) if from time to time there is any change in (1) the nature and type of expenses and amount thereof as are presently estimated in the Budget, or (2) the Construction Schedule, Borrower shall submit to TMCC a revised Budget setting forth its good faith estimate of such expenses and the source of payment therefor or a revised Construction Schedule, as appropriate; and (ii) such revised Budget or Construction Schedule must be approved by TMCC, in its discretion, prior to the revised Budget or Construction Schedule replacing the then current Budget or Construction Schedule.

Section 4.17    Construction Monitor and Other Consultants.    TMCC, at Borrower’s expense, may employ the services of Construction Monitor on each Construction Project to act on its behalf during the construction of the Improvements. In addition to the involvement of Construction Monitor in the construction of the Improvements, as elsewhere described in this Agreement, Construction Monitor shall review and approve all final Plans for the Improvements and any other materials relevant to the construction of the Improvements within 20 days after receipt of such materials. Such review and approval is solely for the benefit of TMCC and it shall not constitute an assumption of any responsibility or liability of whatsoever kind or character by TMCC or Construction Monitor to Borrower, which hereby acknowledges and agrees that it has no right to and is not relying upon such review and approval in deciding to enter into this Agreement nor in proceeding with construction of the Improvements or applying for Draws hereunder. TMCC, at Borrower’s expense, may hire such other third party consultants as it deems reasonably necessary to perform such services as may, from time to time, be required by TMCC in connection with the Construction Loan, this Agreement or the Property.

Section 4.18  (not used)

Section 4.19     Interest Rate.    Interest on the outstanding balance of the Construction Loan shall accrue at LIBOR from time to time in effect plus 2.25%.

Section 4.20     Payment Terms.   The Construction Project Loan Amount for any Construction Project shall be due and payable as follows:

(a)       Monthly Payments.   Interest only shall be due and payable monthly. TMCC may disburse to itself interest to the extent of the Budgeted Interest for a particular Construction Project as set forth in Section 4.9(e).

(b)       Permissive Repayment.    Borrower may, at any time and without any prepayment fee or premium or notice or penalty, repay all or any part of the Construction Project Loan Amount to TMCC.

(c)       Maturity of Construction Project Loan Amount.    The entire unpaid principal balance, together with accrued but unpaid interest, on the Construction Project Loan Amount shall be due and payable on the respective Construction Project Maturity Date.

(d)       Mandatory Repayment.    The Construction Indebtedness shall be repaid by Borrower to TMCC immediately and without further notice or demand therefore by TMCC upon the Termination Date of this Agreement set forth herein.

Section 4.21     Release Provisions.   TMCC will release the lien of the Deed of Trust on a Property provided the following conditions are satisfied:

(a)       Notice.   Prior to such release, Borrower provides TMCC 30 days advance written notice of its request to have a certain Property released.

(b)       Information.    If applicable, at TMCC’s request, Borrower shall provide supplemental information that addresses what effect the requested release might have on the remaining Properties, the operations thereon, or any uses thereof (including public utilities, public access roads and the automobile dealerships).

(c)       Endorsement to Title Policy.   If applicable, at the time of such release, Borrower shall deliver to TMCC an endorsement to the Title Policy insuring TMCC’s first lien granted under the Deed(s) of Trust, in form and substance satisfactory to TMCC, assuring that TMCC’s first lien remains in full force and effect as to all Properties remaining subject to such Deed(s) of Trust, subject only to the Permitted Encumbrances, and is in no way adversely affected by such release, and remains in the full Construction Loan amount.

(d)       No Violations.    Prior to such release, Borrower shall provide evidence acceptable and satisfactory to TMCC demonstrating that the requested release will not violate any local, state or other governmental plat act or other governmental regulatory restriction, or any covenant, condition, restriction, limitation, zoning or other requirement applicable to any other Property.

(e)       No Default.    No Event of Default on the part of Borrower or Guarantor shall have occurred and be continuing under the Construction Loan or Permanent Loan.

(f)       Release Price.    Borrower pays a release amount equal to the then outstanding balance (including both principal and interest) of the Construction Project Loan Amount pertaining to the applicable Construction Project, or the pro-rata share of outstanding Draws (together with the pro-rata share of accrued interest) if the Construction Project includes one or more Properties and all are not being released.

(g)       Expenses.   Borrower will pay TMCC’s reasonable out of pocket expenses incurred in connection with any such release, including but not limited to, escrow fees, legal fees and expenses, appraisal fees, recording fees and endorsements to TMCC’s Title Policy.

ARTICLE 5.

Permanent Loan

Section 5.1    Permanent Loan.    The credit facility and funding terms of the Permanent Loan shall be governed in accordance with this Article 5. The provisions of this Article 5 shall apply to each individual Permanent Advance.

Section 5.2    Additional Definitions.    In addition to other defined terms herein, as used in this Agreement and unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

(a)       Construction Loan Conversion.    The refinance of a Construction Loan to a Permanent Advance pursuant to Section 5.10 below.

(b)       Permanent Advance.    An advance under the Permanent Promissory Note for a permitted purpose under Section 5.3 below.

(c)       Permanent Indebtedness.    The amount of principal outstanding from time to time under the Permanent Loan (or individual loan, as applicable when referenced below).

(d)       Permanent Line of Credit.    The amount available for loan pursuant to Section 5.4 below.

(e)       Permanent Loan Limit.    The limitations on the amount of Permanent Indebtedness under the Permanent Loan, as set forth in Section 5.5 below.

(f)       Permanent Promissory Note.    A Promissory Note executed by Borrower and payable to the order of TMCC in the principal amount of the Permanent Loan, together with all extensions, renewals, modifications and amendments thereto. The form and substance of the Permanent Promissory Note shall be acceptable to TMCC.

Section 5.3    Purpose of Permanent Advances.    The proceeds of each Permanent Advance under this Article 5 are to be used by Borrower solely to (i) payoff amounts disbursed under the Construction Loan for various Construction Projects upon their completion, and (ii) acquire Properties (not previously financed by TMCC under the Construction Loan) (which includes the Cost of Acquisition), and pay such other expenses incurred in connection with the acquisition of such Property, approved by TMCC, including, but not limited to title fees, title insurance premiums, legal expenses, survey expenses, recording fees, escrow fees, environmental report expenses, organizational expenses, documentary stamp tax and taxes and broker’s commissions.

Section 5.4    Establishment of Permanent Line of Credit.    Subject to the terms and conditions of this Agreement, TMCC hereby establishes a revolving line of credit for Borrower in an amount not to exceed the lesser of:

(a)       $100,000,000.00, or

(b)       the Permanent Loan Limit.

Section 5.5    Permanent Loan Limits and Restrictions.    The Permanent Line of Credit shall be subject to and limited in the following respects:

(a)       The sum of the unpaid: (i) Construction Loan Conversions funded under the Permanent Loan plus (ii) Acquisition Advances funded under the Permanent Loan, shall not exceed $100,000,000.00. Upon the payment of all or any portion of the Permanent Indebtedness, such amount may be re-borrowed hereunder.

(b)       The sum of the outstanding balance under the Construction Loan and Permanent Loan shall not exceed $100,000,000.00.

(c)       For each individual Permanent Advance, such Permanent Advance shall not exceed 85% of the Appraised Value of the Property.

(d)       For Construction Indebtedness refinanced under the Permanent Loan, only the unpaid principal balance (including any Budgeted Interest paid as provided under Section 4.9(e)) of the Construction Indebtedness for a particular Construction Project may be financed under the Permanent Loan.

(e)       Last Date for Permanent Advances.    No Permanent Advance shall be made after December 31, 2007.

Section 5.6    Loan Documents.    The Permanent Loan shall be evidenced by the Permanent Promissory Note, and the Loan Documents executed in connection therewith.

Section 5.7    Conditions for Acquisition Advances Under Permanent Loan.    In addition to any other conditions herein for Acquisition Advances, Acquisition Advances funded under the Permanent Loan shall be subject to the following conditions and limited in the following respects for each particular Property:

(a)       Borrower has provided TMCC with a report from a licensed engineer acceptable to TMCC, in form, scope and substance acceptable to TMCC, reporting that the Improvements have been inspected by the engineer and indicating that the Improvements are structurally sound and evidence no material defects.

(b)       For a Permanent Advance to refinance a Construction Loan for a particular Construction Project, Borrower must have complied with all requirements under Section 4.11.

Section 5.8    Interest Rate.    Interest on the outstanding balance of each Permanent Advance shall accrue at LIBOR from time to time in effect plus 2.00%.

Section 5.9    Payment Terms.    Each Permanent Advance (whether arising as the result of a Construction Loan Conversion or an Acquisition Advance) shall be due and payable as follows:

(a)       Monthly Payments.    Each Permanent Advance under the Permanent Promissory Note shall be due in equal monthly installments in an amount sufficient to fully amortize the entire principal balance of such Permanent Advance over a 25-year period. Accrued interest on the unpaid principal balance of each Permanent Advance shall be due and payable monthly on the same date as the monthly principal payments.

(b)       Permissive Repayment.    Borrower may, at any time and without any prepayment fee or premium or notice or penalty, repay all or any part of a Permanent Advance to TMCC.

(c)       Maturity Date.    The entire unpaid principal balance, together with accrued but unpaid interest, of the Permanent Loan shall be due and payable on or before December 31, 2012.

(d)       Mandatory Repayment.    The Permanent Promissory Note shall be repaid by Borrower to TMCC (i) if, following an Event of Default, TMCC makes written demand for payment prior to such Event of Default being cured, or (ii) upon any other event providing for acceleration in the Loan Documents.

Section 5.10     Construction Loan Conversion.    Upon request by Borrower and upon satisfaction of the conditions set forth herein, the portion of the Construction Loan applicable to a Construction Project shall be refinanced under the Permanent Loan. In addition to any other requirements set forth herein, as a condition to a Construction Loan Conversion, Borrower shall satisfy the following requirements:

(a)       Conversion Notice.    Borrower shall submit the Conversion Notice in the form attached hereto as Exhibit 5.10(a). In addition, Borrower shall submit such other certificates as TMCC may require confirming the satisfaction of all conditions for the Permanent Loan hereunder.

(b)       Reappraisal of the Property.    No later than two weeks prior to the Loan Closing Date for such Permanent Advance, Borrower must furnish to TMCC a current Appraisal of the Property as improved, prepared no sooner than 45 days prior to the Loan Closing Date. The Appraised Value of the Property as improved under such Appraisal shall be the Appraised Value for the purposes of determining the limit on the principal amount of the Permanent Advance under Section 5.5(c) above.

Section 5.11     Release Provisions.    TMCC will release the lien of the Deed of Trust on a Property provided the following conditions are satisfied:

(a)       Notice.    Prior to such release, Borrower provides TMCC 30 days advance written notice of its request to have a certain Property released.

(b)       Information.    If applicable, at TMCC’s request, Borrower shall provide supplemental information that addresses what effect the requested release might have on the remaining Properties, the operations thereon, or any uses thereof (including public utilities, public access roads and the automobile dealerships).

(c)       Endorsement to Title Policy.    If applicable, at the time of such release, Borrower shall deliver to TMCC an endorsement to the Title Policy insuring TMCC’s first lien granted under the Deed(s) of Trust, in form and substance satisfactory to TMCC, assuring that TMCC’s first lien remains in full force and effect as to all Properties remaining subject to such Deed(s) of Trust, subject only to the Permitted Encumbrances, and is in no way adversely affected by such release, and remains in the full Permanent Loan amount.

(d)       No Violations.   Prior to such release, Borrower shall provide evidence acceptable and satisfactory to TMCC demonstrating that the requested release will not violate any local, state or other governmental plat act or other governmental regulatory restriction, or any covenant, condition, restriction, limitation, zoning or other requirement applicable to any other Property.

(e)       No Default.    No Event of Default on the part of Borrower or Guarantor shall have occurred and be continuing under the Construction Loan or Permanent Loan.

(f)       Release Price.    Borrower pays a release amount equal to the then outstanding balance (including both principal and interest) of the Permanent Advance in respect to the Property being released. Upon payment of said amount, the total monthly payment due under the Permanent Loan will be adjusted to reflect such payment.

(g)       Expenses.    Borrower will pay TMCC’s reasonable out of pocket expenses incurred in connection with any such release, including but not limited to, escrow fees, legal fees and expenses, appraisal fees, recording fees and endorsements to TMCC’s Title Policy.

ARTICLE 6.

Cross Collateralization

Section 6.1    Cross-Collateralization.    Subject to Section 6.3 below, all Properties now or hereafter subject to a security interest or other lien pursuant to any Deed of Trust or any other Security Agreement shall secure all Obligations, and any proceeds of the sale or other disposition of any Property pursuant to any Deed of Trust or other Security Agreement may be applied to any of the Obligations as TMCC may elect. This agreement for cross collateralization shall constitute and be deemed an amendment to and supplement each Deed of Trust or other Security Agreement now or hereafter executed and shall augment and be in addition to and not in substitution for any provision of any Deed of Trust or other Security Agreement, and shall not otherwise limit or affect the rights and remedies of TMCC under any such Deed of Trust or other Security Agreement.

Section 6.2    Memorandum of Cross Collateralization.    Upon request by TMCC and to the extent permitted by Applicable Law, the Borrower owning a particular Property shall execute a memorandum, in recordable form sufficient for recording in the applicable real property or other records where the Property is located, reciting that the liens against that Property secures, in addition to any Obligation recited in the applicable Deed of Trust, the Obligations under this Agreement pursuant to this cross-collateralization provision. TMCC and Borrower shall execute such affidavits and documents as necessary and permitted under

Applicable Law to prevent the taxation of any Deed of Trust in excess of the Construction Project Loan Amount or the applicable Permanent Advance, as the case may be.

Section 6.3    California Properties.    The cross collateralization provisions in Section 6.1 above shall not apply to any loans secured by Property located in California; therefore, Section 6.1 shall not operate to cause any Property located in California to secure any loans or other indebtedness not otherwise covered by specific loan instruments executed in connection with any loan secured by Property in California.

ARTICLE 7.

Representations and Warranties of Borrower

In addition to any other representations and warranties set forth herein, each Borrower, individually and collectively, jointly and severally, represents and warrants to TMCC as follows:

Section 7.1    Organization, Authority and Qualifications.

(a)       Each Borrower is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and each is duly qualified to transact business or own real property in each state or other jurisdiction in which its principal real properties are located or in which it conducts any important or material part of its business.

(b)       Each Borrower has or will have the power and authority to execute, deliver and perform this Agreement and the Loan Documents to which it is a party.

(c)       The persons signing this Agreement and the Loan Documents on behalf of each Borrower have full authority to execute the same on behalf of said entity, and to bind said entity to the terms thereof.

Section 7.2    Authorization and Compliance with Applicable Laws and Material Agreements.   The execution, delivery and performance of this Agreement and the Loan Documents to which such Borrower is a party, and the borrowings hereunder, by Borrower have been duly authorized by all requisite action on the part of said entity and will not violate the articles of organization, regulations, partnership agreement or operating agreement, as applicable, of such Borrower, and will not violate any Applicable Law affecting Borrower in any respect, and will not conflict with, result in a breach of the provisions of, constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any assets of Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, franchise, permit, license, note or other agreement or instrument to which Borrower may be bound, other than this Agreement and the Loan Documents to which such Borrower is a party. No approval or consent from any Governmental Authority or other third party is required in connection with the execution of or performance under this Agreement and the Loan Documents to which it is a party by Borrower. Except to the extent that failure to comply would not have a Material Adverse Effect, each Borrower has otherwise complied with all Applicable Laws. No Borrower is a party to any agreement which in the opinion of such Borrower does or will have a Material Adverse Effect on the business, operations or condition, financial or otherwise, of such Borrower.

Section 7.3    Valid and Binding Obligation.    All of the Loan Documents to which Borrower is a party, will upon execution and delivery by such Borrower, constitute a valid binding obligation of such Borrower, enforceable in accordance with their respective terms.

Section 7.4    (not used)

Section 7.5    Litigation and Judgments.    There are no suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower that, if adversely determined, would have a Material Adverse Effect on the financial condition or business of Borrower or on the Collateral owned by Borrower; and there are no proceedings by or before any governmental commission, board, bureau, or other administrative agency pending or to the knowledge of Borrower, threatened against such Borrower, which if adversely determined, would have a Material Adverse Effect on the business, properties, condition, financial or otherwise of such Borrower. There are no outstanding judgments (final or otherwise) against such Borrower. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of such Borrower, is threatened, which (i) might render such Borrower unable to perform its obligations hereunder or under the Loan Documents to which it is a party or any other document contemplated herein or therein, or, if applicable, might adversely affect such Borrower’s ability to perform the contemplated construction of the Improvements for any Construction Project owned by such Borrower by the Completion Date, as defined herein, and in accordance with the Budget for such Construction Project, (ii) constitutes or, after notice or lapse of time or both, would constitute an Event of Default, or (iii) might materially and adversely affect the validity or priority of the liens of the Deed of Trust to which such Borrower is a party or the financial condition of such Borrower.

Section 7.6    Title to and Perfection of Security Interest in Collateral.    Each Borrower is the owner of all its respective Collateral, free and clear of all liens, security interests, and encumbrances, except the Permitted Encumbrances and those in favor of TMCC, and will execute all Deeds of Trust, Security Agreements, assignments, financing statements or other documents and take such actions as TMCC may deem necessary or desirable to evidence or perfect its first and prior security interest and lien in Collateral under the Loan Documents to which it is a party.

Section 7.7    Existing Leases and Contracts.    Except as specifically disclosed in writing to TMCC, there are (i) no leases or subleases affecting the Property, and (ii) there are no contracts or agreements affecting the use, operation or maintenance of the Property, which, upon a foreclosure or deed in lieu of foreclosure, would be binding on TMCC or any purchaser at a foreclosure sale.

Section 7.8    Restrictions.    Each Borrower is familiar with the Restrictions in respect of the Property owned by it, and has obtained, or will be able to obtain, all Permits for the ownership and operations of the Improvements and, as applicable, the construction of Improvements. As of the date hereof, there is no violation or asserted violation of any

Restrictions concerning the Property owned by such Borrower or the existing or contemplated use thereof. No Borrower is aware of any action or proceeding pending or threatened before any Governmental Authority with respect to the validity of any such Permits in respect of the Property owned by it.

Section 7.9    Zoning.    Each Property is or will be zoned under applicable zoning laws so as to permit the construction, operation and use of the Improvements for the sale and service of new and used automobiles, and related uses. Adequate water, telephone, gas and electrical service, storm and sanitary sewage facilities and any other required public utilities are or will be available for and service the Property. The Property fronts on and has adequate access to public streets for pedestrian and motor vehicles. To the Best Knowledge of Borrower, construction of the Improvements and operation of the Property will not be delayed or impeded by virtue of the requirements under any Applicable Laws. To the Best Knowledge of Borrower, upon completion of the construction of the Improvements, the Property will comply with all Applicable Laws.

Section 7.10     No Other Financing Statements.    No UCC-1 or other financing statement covering any assets owned by any Borrower has been executed or is of record in any public office, except those financing statements disclosed on the attached Schedule 7.10 and the financing statements of TMCC.

Section 7.11     Condemnation.    No taking of the Property or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of Borrower, threatened by any Governmental Authority.

Section 7.12     Purpose of Loans; Use of Proceeds.    Each Borrower has entered into this Agreement for legitimate purposes, and will use the proceeds of the Loans exclusively as set forth in this Agreement. No Borrower is engaged in illegal activities, and the intended use of the proceeds of the Loans is legally permitted.

Section 7.13     Ownership of Other Assets; Liens.    Each Borrower has good and indefeasible title or valid leasehold interests in all their significant or material properties and assets, real and personal, which are owned or used by such Borrower, and none of such properties or assets or leasehold interests of such Borrower are subject to any mortgage, pledge, security interest, encumbrance, lien or charge of any kind other than the Loan Documents which would materially restrict the manner in which Borrower uses or intends to use such property.

Section 7.14     Taxes.    Each Borrower has filed all federal and state tax returns or reports required of it, including but not limited to income, franchise, employment, property and sales taxes, and has paid or made adequate provision for the payment of all taxes which have become due pursuant to such returns or reports or pursuant to any assessment which has been received, none of such being outstanding and unpaid, and such Borrower knows of no pending investigations of it by any taxing authority, nor of any material pending but unassessed tax liability.

Section 7.15     (not used)

Section 7.16     (not used)

Section 7.17     (not used)

Section 7.18     Misrepresentation.    There is no fact which any Borrower has failed to disclose to TMCC, which materially and adversely affects or is reasonably likely to have a Material Adverse Effect on the business, operation, properties, profits, or condition of such Borrower or the Collateral, or the ability of such Borrower to perform this Agreement.

Section 7.19     (not used)

Section 7.20     Non-Foreign Entity.    Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a real property interest in the United States must withhold tax if the transferor is a foreign person. To inform TMCC that the withholding of tax will not be required in the event of a disposition of the Property pursuant to the terms of this Agreement, each Borrower hereby certifies that it is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the regulations promulgated thereunder) and that its principal place of business is at the address set forth for notices to Borrower herein. The tax identification number of each Borrower is set forth on Schedule 1. It is agreed that TMCC may disclose the contents of this certification to the Internal Revenue Service.

ARTICLE 8.

Representations and Warranties of Guarantor

In addition to any other representations and warranties set forth herein, Guarantor represents and warrants to TMCC as follows:

Section 8.1    Organization, Corporate Authority and Qualifications.

(a)       Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each is duly qualified to transact business or own real property in each state or other jurisdiction in which its principal real properties are located or in which it conducts any important or material part of its business.

(b)       Guarantor has the corporate power and authority to execute, deliver and perform this Agreement and the Guaranty Agreement.

(c)       The persons signing this Agreement and the Guaranty Agreement on behalf of Guarantor have full authority to execute the same on behalf of said entity, and to bind said entity to the terms thereof.

Section 8.2    Authorization and Compliance with Laws and Material Agreements.    The execution, delivery and performance of this Agreement and the Guaranty Agreement by Guarantor have been duly authorized by all requisite corporate action on the part of Guarantor and will not violate the articles of incorporation or bylaws of Guarantor and will not violate any provision of law, or order of any court or governmental agency affecting Guarantor in any material respect, and will not conflict with, result in a breach of the provisions of, constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, franchise, permit, license, note or other agreement or instrument to which Guarantor may be bound. No approval or consent from any Governmental Authority or other third party is required in connection with the execution of or performance under this Agreement and the Guaranty Agreement by Guarantor.

Section 8.3    Valid and Binding Obligation.    The Guaranty Agreement will upon execution and delivery by Guarantor, constitute a valid binding obligation of Guarantor, enforceable in accordance with its terms.

Section 8.4    Financial Condition.    All financial statements (including balance sheets and statements of income and retained earnings) of Guarantor heretofore furnished to TMCC, are complete and correct and fairly represent the financial condition of Guarantor as at the dates of said financial statements and the results of their operations for the periods ending on said dates. Guarantor has no material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto; and at the present time, there are no material realized or anticipated losses from any unfavorable commitments of Guarantor. Said financial statements were prepared in accordance with GAAP consistently maintained throughout the periods involved. Since the date of the latest of such statements, there has been no material adverse change in the financial condition of Guarantor from that set forth in said statements.

Section 8.5    Litigation and Judgments.    There are no suits or proceedings pending, or, to the knowledge of Guarantor, threatened, against or affecting Guarantor that, if adversely determined, would have a Material Adverse Effect on the financial condition or business of Guarantor; and there are no proceedings by or before any Governmental Authority pending or to the knowledge of Guarantor, threatened against Guarantor, which if adversely determined, would have a Material Adverse Effect on the business, properties, condition, financial or otherwise of Guarantor. There are no outstanding judgments (final or otherwise) against Guarantor. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Guarantor, is threatened, which (i) might render Guarantor unable to perform its obligations hereunder or under the Guaranty Agreement, or (ii) constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

Section 8.6    (not used)

Section 8.7    (not used)

Section 8.8    (not used)

Section 8.9    (not used)

Section 8.10     (not used)

Section 8.11     (not used)

Section 8.12     (not used)

Section 8.13  (not used)

Section 8.14  Taxes.    Guarantor has filed all federal and state tax returns or reports required of it, including but not limited to income, franchise, employment and sales taxes, and have paid or made adequate provision for the payment of all taxes which have become due pursuant to such returns or reports or pursuant to any assessment which has been received, none of such being outstanding and unpaid, and Guarantor knows of no pending investigations of them by any taxing authority, nor of any material pending but unassessed tax liability.

Section 8.15  (not used)

Section 8.16  No Materially Adverse Agreements.    Guarantor is a party to any agreement which, in the opinion of Guarantor, does or will have a Material Adverse Effect on the business, operations or condition, financial or otherwise, of Guarantor.

Section 8.17  (not used)

Section 8.18  Misrepresentation.    There is no fact which Guarantor has failed to disclose to TMCC, which materially and adversely affects nor, so far as Guarantor can now foresee, is reasonably likely to have a Material Adverse Effect on the business, operation, properties, profits, or condition of Guarantor, or the ability of Guarantor to perform under the Guaranty Agreement.

Section 8.19  (not used)

Section 8.20  (not used)

ARTICLE 9.

Affirmative Covenants

In addition to any other affirmative covenants and agreements set forth herein, each Borrower covenants and agrees that, as long as the Obligations or any part thereof is outstanding, unless otherwise allowed by written instrument of TMCC:

Section 9.1    (not used)

Section 9.2    Financial Reports of Lessees.    The following will be furnished TMCC for each Lessee:

(a)       Within 90 days after the last day of each fiscal year, and within 45 days after the last day of each fiscal quarter, financial statements including (i) income statements, and (ii) balance sheets, as of the end of such year or quarter, as applicable.

(b)       From time to time, such further information regarding the financial condition of the Lessee as TMCC may reasonably request.

Section 9.3    Financial Reports of Guarantor.    The following will be furnished TMCC for Guarantor:

(a)       Within 90 days after the last day of each fiscal year, and within 45 days after the last day of each fiscal quarter, Guarantor’s annual Form 10-K and quarterly Form 10-Q, as applicable, filed with the Securities and Exchange Commission.

(b)       From time to time, such further information regarding the financial condition of the Guarantor as TMCC may reasonably request.

All financial statements delivered hereunder shall be prepared on the basis of GAAP applied on a consistent basis, and shall be accompanied in each case by a certificate of an officer stating that said financial statements are true and correct and in all material respects and fairly present the financial condition and results of operations of such Lessee or Guarantor at the date thereof for the period then ended.

Section 9.4    (not used)

Section 9.5    Continuing Business.    Except to the extent failure to do so will not have a Material Adverse Effect, each Borrower shall maintain and continue its present businesses and maintain its corporate, company or partnership (as applicable) existence in good standing, shall preserve and keep in full force and effect any franchise rights and trade names, and shall pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments, and other governmental charges against such Borrower or their property, and any and all other liabilities, except to the extent, and so long as the same are being contested in good faith by appropriate proceedings, with adequate reserves provided for such payments.

Section 9.6    Liens, Etc.    No Borrower will create, incur, or suffer any lien, mortgage, pledge, assignment, or other encumbrance on, or security interest in, any of its properties, assets, or receivables, now owned or hereafter acquired, securing the Obligations (all such security being herein called “Liens”) without TMCC’s consent, except:

(a)       Liens to TMCC.

(b)       Materialmen’s, supplier’s, tax, and other like liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings.

(c)       Purchase money security interests in property now owned or hereafter acquired by such Borrower.

(d)       Furniture, trade fixtures and equipment purchased in the ordinary course of business.

Section 9.7    Taxes, Etc.    All taxes, levies, and assessments of whatever description will be paid by Borrower before interest or penalties accrue thereon, unless the same is being contested in good faith by appropriate proceedings.

Section 9.8    Inspection.    Each Borrower will permit TMCC or its designee to: (a) visit, at any time during normal business hours upon TMCC’s request, each Property owned by it; and (b) inspect during normal business hours all Collateral and any records or documents of such Borrower or which relate to any Collateral.

Section 9.9    (not used)

Section 9.10     Notices.    Borrower shall give to TMCC, as promptly as possible, notice of:

(a)       The occurrence of any Event of Default, or any event which, with the giving of notice or the passage of time, would constitute and Event of Default.

(b)       Any litigation or proceeding affecting Borrower that is reasonably expected to have a Material Adverse Effect.

(c)       A Material Adverse Effect.

(d)       An event or circumstance that would cause any material warranty, representation, covenant or agreement herein to be breached or inaccurate, as applicable.

Section 9.11     Further Assurances.    At its costs and expense, upon request of TMCC, Borrower and Guarantor will duly execute and deliver or cause to be duly executed and delivered, to TMCC such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the opinion of TMCC to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 9.12     Warranties, Representations and Agreements, Renewed and Cumulative.    Unless subject to a specific notice pursuant to Section 9.10(d), each warranty, representation, covenant and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by TMCC regardless of any investigation made or information possessed by TMCC; subject to any change of fact or circumstances of which Borrower has previously provided TMCC notice under Section 9.10. The warranties, representations, covenants, and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations, covenants, and agreements which Borrower or Guarantor shall give or cause to be given, to TMCC, either now or hereafter.

ARTICLE 10.

Negative Covenants

In addition to any other covenants and agreements set forth herein, Borrower, individually and collectively, jointly and severally, covenants and agrees that, as long as the Obligations or any part thereof is outstanding, unless otherwise allowed by written instrument of TMCC, Borrower shall not:

Section 10.1     Reorganizations, Acquisitions, Change of Name.    (a) Merge or consolidate with or into any partnership, trust, or corporation or other entity whatsoever; or (b) sell, lease (other than to Lessees approved by TMCC), transfer, or otherwise dispose of any of its assets which is greater than ten (10%) of the aggregate total assets of Borrower (except in the ordinary course of business), whether now owned or hereafter acquired. The restrictions in (b) above shall not apply to a sale of a Property for which all Obligations for that particular Property (whether under the Construction Loan or Permanent Loan) have been or will be paid in full to TMCC at the time of sale.

Section 10.2     (not used)

Section 10.3     (not used)

Section 10.4     Loans and Investments.    Lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise), or purchase or repurchase the stock or indebtedness, of all or a substantial part of the assets or properties of any Person, or agree to do any of the foregoing, except for:

(a)       Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America and which mature within one year from the date of acquisition thereof.

(b)       Investments in commercial paper of any corporation with a maturity not in excess of one year from the date of acquisition thereof and rated P-1 or better by Moody’s Investors Services Inc., or A-1 or better by Standard & Poor’s Corporation.

(c)       Investments in negotiable or non-negotiable time certificates of deposit and time deposits, with a maturity not in excess of one year from the date of acquisition thereof, issued by or placed with, and money market deposit accounts issued or offered by any commercial bank organized and existing under the laws of the United States of America or under any states of the United States of America and having a combined capital and undivided surplus of not less than $500,000,000.00, provided, however, that such certificates of deposit or time deposits at any one bank shall at no time exceed ten percent (10%) of the undivided capital and surplus of such bank.

(d)       Advances by any Borrower to another Borrower, whether constituting capital contributions or indebtedness or otherwise made; provided that no Event of Default is occurring at the time of such advance and no Event of Default would occur as a result thereof.

(e)       Acquisition of all or any portion of any assets or interests of any Person engaged in the automobile dealership business; provided that Borrower and Guarantor deliver prior written notice of any such acquisition to TMCC.

(f)       (not used)

Section 10.5     Restriction on Transfer.    Except as expressly permitted pursuant to this Agreement: (a) O. Bruton Smith and B. Scott Smith, or a related party, shall continue to own directly or indirectly, more than 50% of the combined voting power of the Guarantor’s capital stock ordinarily having the right to vote at an election of directors, and (b) no Borrower shall, without TMCC’s prior written consent, suffer, permit or enter into (i) any lease of one year or longer, sale, transfer, assignment, agreement for deed, conveyance, hypothecation or encumbrance, whether voluntary or involuntary, of all or any part of the Property owned by it or any interest therein, or (ii) any sale, assignment, pledge, encumbrance or transfer to a third party of an aggregate of more than 20% of the ownership interests of any Borrower, if such entity is a corporation, partnership, or limited liability company, or (iii) seizure of the Property or attachment of any lien on the Property, whether voluntary or involuntary, which has not been removed or bonded over to TMCC’s satisfaction within 30 days of such attachment, then and in such event TMCC may by written notice to Borrower, accelerate and declare the principal balance of the Loans and interest accrued thereon immediately due and payable notwithstanding any provision to the contrary contained herein or in any of the Loan Documents. Borrower shall notify TMCC promptly in writing of any transaction or event that may give rise to a right of acceleration hereunder. Any consent by TMCC, or any waiver of an event of default under this Section 10.5, shall not constitute a consent to, or waiver of any right, remedy or power of TMCC under any subsequent event of default hereunder.

Section 10.6     Sale of Assets.    Sell, lease, transfer, exchange or otherwise dispose of any part of its interest in the Collateral or the Property without the prior written consent of TMCC except for sale of inventory in the ordinary course of business.

ARTICLE 11.

(not used)

ARTICLE 12.

Events of Default

Section 12.1     Events of Default.    In addition to any other provisions set forth herein included within the definition of a default, the occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)       Payment of Construction Loan.    Failure to make any payments of principal or interest when and as due under the Construction Loan, or any other instruments evidencing the Construction Loan, and the payment due is not received by TMCC for a period of 10 days after written notice thereof by TMCC to Borrower.

(b)       Payment of Permanent Loan.    Failure to make any payments of principal or interest when due under the Permanent Promissory Note or other instruments evidencing the Permanent Loan, and the payment due is not received by TMCC for a period of 10 days after written notice thereof by TMCC to Borrower.

(c)       Payment of Other Obligations.    Failure to pay, when due, any other Obligations under any of the Loan Documents, and the payment due is not received by TMCC for a period of 20 days after written notice thereof by TMCC to Borrower.

(d)       Noncompliance with Loan Documents.    Failure to perform or observe any of the other agreements, covenants or conditions (i.e., other than the payment of money) contained in this Agreement, in any other Loan Document, and such default shall continue for a period of 30 days after written notice thereof from TMCC to Borrower (unless such default, if curable, requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be performed, done or remedied, as the case may be, within such 30 day period and Borrower shall commence to cure such default within such 30 day period and shall thereafter diligently and continuously process the same to completion but in no event shall the period for cure exceed 120 days unless otherwise agreed by TMCC).

(e)       Default on Other Debt.    Any Borrower or Guarantor shall fail to pay all or any part of the principal of or interest on any other indebtedness owing to TMCC, when due (whether at maturity, by acceleration or otherwise).

(f)       Cessation of Construction.    The cessation of the construction of the Improvements for more than 15 days without the written consent of TMCC. However, delays by reason of Force Majeure shall not be counted as part of said 15 days.

(g)       Misrepresentations.    Any material representation or warranty made or furnished to TMCC by or on behalf of any Borrower or Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect.

(h)       (not used)

(i)        Repudiation of or Default Under Guaranty Agreements.    Any Guarantor shall (i) revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, (ii) repudiate such Guarantor’s liability thereunder, or (ii) be in default under the terms thereof, following the expiration of any applicable cure or grace period.

(j)        Bankruptcy, Insolvency, Etc.    The occurrence of any of the following:

(i)        The appointment of a receiver, trustee, custodian, conservator, or liquidator, or other similar official for any Borrower or Guarantor, any of its property, or any other property of such Borrower or Guarantor.

(ii)      Any Borrower or Guarantor shall generally not pay its debts as they become due or shall admit in writing an inability to pay its debts, or shall make a general assignment for the benefit of creditors.

(iii)     Any Borrower or Guarantor shall commence any case, proceeding or other action seeking relief, reorganization, arrangement, adjustment, liquidation, dissolution or composition of such Borrower or Guarantor or its respective debts under any debtor relief laws.

(iv)     Any case, proceeding or other action is commenced against any Borrower or Guarantor seeking to have an order for relief entered against such Borrower or

Guarantor, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of such Borrower or Guarantor or its respective debts under any debtor relief laws, or seeking an appointment of a receiver, trustee, custodian or other similar official for such Borrower or Guarantor or for all or any of its property, or any other property of such Borrower or Guarantor and such case, proceeding or other action: (i) results in the entry of an order for relief against such Borrower or Guarantor and (ii) remains undismissed for a period of 60 days after commencement.

(v)       Any Borrower or Guarantor shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors; or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid (unless adequate provision in cash has been made for payment of the similar claim); or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of the Collateral through legal proceedings which is not vacated within 60 days.

(vi)     (not used)

(k)       Franchise Agreements.    Subject to the 120-day time period set forth below, the failure of the Lessee to obtain and maintain approval by (a) the appropriate original manufacturer or distributor of motor vehicles to sell and service the brand of new motor vehicles contemplated by the parties hereto to be sold by such entity (referred to herein as a “Franchise Agreement”); and (b) any applicable Governmental Authority agency to purchase, sell, lease, and service motor vehicles as a new and used dealer thereof. If (i) a Lessee’s Franchise Agreement is terminated, or (ii) a Lessee loses its approval from the applicable Governmental Authority to purchase, sell, lease or service motor vehicles as aforesaid, such event shall not constitute an Event of Default if, not later than 120 days from such termination or loss of approval, the Lessee’s Franchise Agreement is reinstated or the approval is regained or a new Franchise Agreement subject to TMCC’s reasonable approval is obtained for such Property, as applicable.

(l)        Cross-Default.   The occurrence of (i) a default under any other Loan Document and the expiration of any applicable cure or grace period; or (ii) a default under any other agreement between any Borrower or Guarantor and TMCC now existing or hereafter arising and the expiration of any applicable cure or grace period, will constitute an immediate default under this Agreement, the Loan Documents and all other such agreements.

ARTICLE 13.

Remedies

Upon the occurrence of an Event of Default, TMCC shall have, in addition to any other rights or remedies available at law or in equity, the following rights and remedies:

Section 13.1     Termination of Agreement.    TMCC may terminate this Agreement or any part thereof. By way of example only, TMCC may terminate the Construction Line of Credit under Article 4 and the Permanent Line of Credit under Article 5.

Section 13.2     Specific Remedies.   TMCC shall have the right to:

(a)       Institute proceedings to collect all or a portion of the Obligations and to recover a judgment for the same and to collect upon such judgment out of any property of any Borrower wherever situated.

(b)       To offset and apply any monies, credits or other proceeds of property of any Borrower that has or may come into possession or under the control of TMCC against any amount owing to TMCC under this Agreement or any other Loan Document.

(c)       (not used)

(d)       (not used)

(e)       (not used)

(f)       (not used)

Section 13.3     Remedies Cumulative.    TMCC shall have all rights and remedies contained in any other Loan Document, all of which rights and remedies shall be cumulative of those granted herein, or otherwise available at law or in equity. All of TMCC’s rights and remedies may be enforced successively or concurrently. TMCC’s rights shall include all rights of a secured party under the Uniform Commercial Code applicable in any particular state.

Section 13.4     Expenses.    Borrower and Guarantor shall pay all expenses and reimburse TMCC for any expenditures, including reasonable attorney fees and legal expenses, in connection with TMCC’s exercise of any of its rights and remedies under this Agreement.

Section 13.5     Proceeds.    Proceeds realized by TMCC on the sale or other disposition of the Collateral, after payment of all expenses incurred by TMCC in enforcing the Obligations or in retaking, holding, preparing for sale or lease, selling, leasing or otherwise disposing of or realizing on the Collateral or the Obligations, shall be applied by TMCC to the remaining Obligations in such manner as TMCC shall elect.

Section 13.6     No Agency.    Nothing herein contained shall be construed to constitute any Borrower or Guarantor as agent of TMCC for any purpose whatsoever, and TMCC shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except to the extent the same results from TMCC’s own gross negligence or willful misconduct. TMCC shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom, except to the extent the same results from TMCC’s own gross negligence or willful misconduct. TMCC does not by anything herein or in any assignment or otherwise, assume Borrower’s or

Guarantor’s obligations under any contract or agreement assigned to TMCC, and TMCC shall not be responsible in any way for the performance by Borrower or Guarantor of any of the terms and conditions thereof.

ARTICLE 14.

Miscellaneous

Section 14.1     TMCC’s Accounts.    TMCC shall maintain on its books in accordance with its usual practice an account or accounts with respect to the Loans, which account or accounts shall include, without limitation, (i) the outstanding principal amount of each of the Loans, (ii) the amount of principal and interest due under each of the Loans and the required payment dates, (iii) all other fees, costs, expenses, losses and indemnities due under this Agreement or any other Loan Document, and (iv) all amounts received by TMCC with respect to the foregoing. For purposes of any legal action or proceeding arising out of or in connection with this Agreement or any other Loan Document, and for all other purposes, the entries made in such account or accounts maintained by TMCC pursuant to this Section 14.1 shall create a presumption as to the existence and amounts of the foregoing, absent manifest error.

Section 14.2     Notices.    Any notice required or permitted to be given hereunder by one party to the other shall be in writing and the same shall be given and shall be deemed to have been served and given if (i) delivered in person to the address set forth below for the party to whom the notice is given, (ii) placed in the United States mail by certified mail, return receipt requested, addressed to such party at the address set forth below, (iii) deposited into the custody of FedEx (or other reputable overnight delivery service), addressed to such party at the address set forth below, or (iv) by telecopy to the telecopy number set forth below. Any notice delivered in person shall be deemed to have been served upon such delivery. Any notice by certified mail shall be deemed to have been served and delivered 3 calendar days after its deposit into the custody of the U.S. Postal Service. Any notice by overnight courier shall be deemed to have been served and delivered the first Business Day after its deposit into the custody of such overnight courier. Any notice by telecopy shall be deemed to have been served and delivered upon transmission. All other notices shall be effective and deemed delivered only upon actual receipt. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States, or to change its telecopy number, by the giving of 30 days’ notice to the other party in the manner set forth above. The addresses of the parties for purposes of notice hereunder are:

TMCC:	Toyota Financial Services 19001 South Western Avenue P. O. Box 2958 Torrance, California 90509-2958 Attn: Ms. Katherine E. Adkins, Esq. Telecopy Number: (310) 468-3501

Borrower and Guarantor:	Sonic Automotive, Inc. 5401 East Independence Boulevard Charlotte, North Carolina 28212 Attn: Mr. Theodore Wright Telecopy Number: (704) 536-5116

With a copy to:	Sonic Automotive, Inc. 6415 Idlewild Road Suite 109 Charlotte, North Carolina 28212 Attn: Mr. Steven Coss, General Counsel Telecopy: (704) 927-3412

Section 14.3     Waiver.    No course of dealing, or any failure by TMCC to insist, or any election by TMCC not to insist, upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof; and TMCC shall have the right at any time thereafter to insist upon strict performance of any and all of same. Specifically, no Advance by TMCC when there exists an Event of Default under Article 12 shall in any way preclude TMCC from thereafter declaring such failure to comply to be an Event of Default hereunder.

Section 14.4     Survival.    All representations and warranties contained in this Agreement shall survive the execution of this Agreement and the other Loan Documents, and the making of the Loans.

Section 14.5     Limitations on Interest.    All agreements between TMCC, Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by TMCC exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to TMCC in excess of the maximum lawful amount, the interest payable to TMCC shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance TMCC shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations to which such excess pertains and not to the payment of interest, or if such excessive interest exceeds the principal balance such excess shall be refunded to the applicable Borrower or Guarantor. All interest paid or agreed to be paid to TMCC shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by Applicable Law. This paragraph shall control all agreements between TMCC and Borrower and Guarantor.

Section 14.6     Choice of Law.    Except as provided below, this Agreement and the other Loan Documents (except as may be otherwise expressly provided in such other Loan Documents), shall be governed by and construed in accordance with the laws of the State of California and the laws of the United States applicable to transactions within such State. The Loan Documents executed by a Borrower granting a lien on collateral located in a state other than California shall be governed by the laws of the state specified in such documents.

Section 14.7     Venue and Waiver of Jury Trial.    The parties agree that all actions or proceedings arising in connection with this Agreement and any of the Loan Documents shall be tried and litigated only in the state and federal courts located in the State of California or, at the sole option of TMCC, in any other court in which TMCC shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. All the parties to this Agreement waive any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 14.7. ALL THE PARTIES TO THIS AGREEMENT HEREBY FURTHER JOINTLY AND SEVERALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND/OR ANY RELATIONSHIP BETWEEN TMCC AND BORROWER AND GUARANTOR.

Section 14.8     Severability.    If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 14.9     Construction.    This Agreement and each other Loan Document are being entered into by competent and experienced businessmen, represented by counsel, and the parties acknowledge that each party and its counsel have reviewed and revised this Agreement and the Loan Documents; therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, the Loan Documents or any amendments or exhibits hereto. The parties intend that all Loan Documents shall be construed and interpreted in a consistent manner.

Section 14.10     TMCC’s Discretion.    Except as expressly stated otherwise herein, in any instance hereunder (including any exhibits, schedules, annexes or addenda hereto) where TMCC’s satisfaction, approval or consent or the exercise of TMCC’s judgment is required, or TMCC is to exercise its discretion, the granting or denial of such satisfaction, approval or consent and the exercise of such judgment or discretion shall be within the sole discretion of TMCC. This provision shall govern any such satisfaction requirements, consents, approvals or exercise of judgment or discretion required in connection with any of the Loan Documents.

Section 14.11   No Third Party Beneficiary.    This Agreement is for the sole benefit of TMCC and Borrower and is not for the benefit of any third party.

Section 14.12    No Partnership.    In no event shall TMCC’s rights and interests under the Loan Documents be construed to give TMCC the right to, or be deemed to indicate that TMCC is in control of the business, management or properties of and Borrower or Guarantor, or has power over the daily management functions and operating decisions made by any Borrower or Guarantor. Nothing contained herein or in any of the other Loan Documents shall be construed as creating joint venture, partnership, tenancy-in-common or joint tenancy arrangement between TMCC, any Borrower and Guarantor. The relationship of TMCC and each Borrower and Guarantor is and at all times shall be solely that of debtor and creditor.

Section 14.13   Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns. However, no Borrower or Guarantor shall assign or encumber this Agreement or any rights herein, it being expressly understood and agreed that the rights of Borrower and Guarantor hereunder are not assignable.

Section 14.14   Number and Gender.    Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of each Borrower in this Agreement shall be joint and several obligations of each Borrower.

Section 14.15   Captions.    The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 14.16   Time of the Essence.    Time is of the essence with respect to each and every matter pertaining to performance under this Agreement and of each provision hereof.

Section 14.17   Executed Copies.    This Agreement may be executed in any number of counterpart copies, each of which counterparts shall be deemed an original for all purposes.

Section 14.18   Entire Agreement of the Parties.    This Agreement, including all agreements referred to or incorporated herein and all recitals hereto, is the entire agreement among the parties relating to the subject matter hereof, and supersedes all prior agreements, commitments and understandings among the parties hereto relating to the subject matter hereof. No variation, modification or changes hereto shall be binding on any party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer or representative thereof. This Agreement shall be deemed effective as of the date hereof. To the extent that the terms of the documents heretofore evidencing the Construction Loan and Permanent Loan are inconsistent with the terms hereof, or if any contemporaneous or subsequent documents evidencing said loans are inconsistent with the terms hereof, the terms of this Agreement shall control.

EXECUTED to be effective as of the date and year first above written.

TMCC:	Toyota Motor Credit Corporation
	By:	/s/ DAVID E. PELLICCIONI

Name: David E. Pelliccioni Title: Group Vice President
[Additional Signature Pages to Follow]

Guarantor:	Sonic Automotive, Inc.
	By:	/s/ THEODORE M. WRIGHT

Name: Theodore M. Wright Title: President
[Additional Signature Pages to Follow]

Borrower:

SRE Holding, LLC,
a North Carolina limited liability company
SRE Alabama - 2, LLC,
an Alabama limited liability company
SRE Alabama - 3, LLC,
an Alabama limited liability company
SRE Alabama - 4, LLC,
an Alabama limited liability company
SRealEstate Arizona -1, LLC,
an Arizona limited liability company
SRealEstate Arizona - 2, LLC,
an Arizona limited liability company
SRealEstate Arizona - 3, LLC,
an Arizona limited liability company
SRealEstate Arizona - 4, LLC,
an Arizona limited liability company
SRealEstate Arizona - 5, LLC,
an Arizona limited liability company
SRealEstate Arizona - 6, LLC,
an Arizona limited liability company
SRealEstate Arizona - 7, LLC,
an Arizona limited liability company
SRE California - 1, LLC,
a California limited liability company
SRE California - 2, LLC,
a California limited liability company
SRE California - 3, LLC,
a California limited liability company
SRE California - 4, LLC,
a California limited liability company
SRE California - 5, LLC,
a California limited liability company
SRE California - 6, LLC,
a California limited liability company
SRE Colorado - 1, LLC,
a Colorado limited liability company
SRE Colorado - 2, LLC,
a Colorado limited liability company
SRE Colorado - 3, LLC,
a Colorado limited liability company
SRE Florida - 1, LLC,
a Florida limited liability company
SRE Florida - 2, LLC,
a Florida limited liability company
SRE Florida - 3, LLC,
a Florida limited liability company
SRE Michigan -1, LLC,
a Michigan limited liability company

SRE Michigan - 2, LLC,
a Michigan limited liability company
SRE Michigan - 3, LLC,
a Michigan limited liability company
SRE Nevada - 1, LLC,
a Nevada limited liability company
SRE Nevada - 2, LLC,
a Nevada limited liability company
SRE Nevada - 3, LLC,
a Nevada limited liability company
SRE Nevada - 4, LLC,
a Nevada limited liability company
SRE Nevada - 5, LLC,
a Nevada limited liability company
SRE Oklahoma – 1, LLC,
an Oklahoma limited liability company
SRE Oklahoma – 2, LLC,
an Oklahoma limited liability company
SRE Oklahoma – 3, LLC,
an Oklahoma limited liability company
SRE Oklahoma – 4, LLC,
an Oklahoma limited liability company
SRE Oklahoma – 5, LLC,
an Oklahoma limited liability company
SRE South Carolina - 2, LLC,
a South Carolina limited liability company
SRE South Carolina - 3, LLC,
a South Carolina limited liability company
SRE South Carolina - 4, LLC,
a South Carolina limited liability company
SRE Tennessee - 1, LLC,
a Tennessee limited liability company
SRE Tennessee - 2, LLC,
a Tennessee limited liability company
SRE Tennessee - 3, LLC,
a Tennessee limited liability company
SRE Virginia - 1, LLC,
a Virginia limited liability company

By:	/s/ THEODORE M. WRIGHT

Name: Theodore M. Wright Title: Vice President and Treasurer of each of the above companies

Attest:	/s/ STEPHEN K. COSS

Stephen K. Coss, Secretary of each of the companies

[Additional Signature Pages to Follow]

SRE Georgia - 1, L.P., a Georgia limited partnership SRE Georgia - 2, L.P., a Georgia limited partnership SRE Georgia - 3, L.P., a Georgia limited partnership

By:	Sonic Automotive of Georgia, Inc., a Georgia corporation, the general partner of each of the above partnerships

By:	/s/ THEODORE M. WRIGHT

Name: Theodore M. Wright Title: Vice President and Treasurer

Attest:	/s/ STEPHEN K. COSS

Stephen K. Coss, Secretary

[Additional Signature Pages to Follow]

SRE Texas -1, L.P.,
a Texas limited partnership
SRE Texas - 2, L.P.,
a Texas limited partnership
SRE Texas - 3, L.P.,
a Texas limited partnership
SRE Texas - 4, L.P.,
a Texas limited partnership
SRE Texas - 5, L.P.,
a Texas limited partnership
SRE Texas - 6, L.P.,
a Texas limited partnership
SRE Texas - 7, L.P.,
a Texas limited partnership
SRE Texas - 8, L.P.,
a Texas limited partnership

By:	Sonic of Texas, Inc., a Texas corporation, the general partner of each of the above partnerships

By:	/s/ THEODORE M. WRIGHT

Name: Theodore M. Wright Title: Vice President and Treasurer

Attest:	/s/ STEPHEN K. COSS

Stephen K. Coss, Secretary

EXHIBIT 1.1(kk)

Survey Requirements

Field Note Description.    The Survey should contain a certified metes and bounds description and should comply with the following requirements:

(a)       The beginning point should be established by a monument located at the beginning point, or by reference to a nearby monument.

(b)       The sides of the Property should be described by giving the distances and bearings of each.

(c)       The distances, bearings, and angles should be taken from a recent instrument survey, or recently re-certified instrument survey, by a licensed Professional Engineer or Registered Surveyor.

(d)       Curved sides should be described by data including: length of arc, central angle, radius of circle for the arc and chord distance, and bearing.

(e)       The legal description should be a single perimeter description of the entire Property.

(f)       The description should include a reference to all streets, alleys, and other rights-of-way that abut the Property surveyed, and the width of all rights-of-way mentioned should be given the first time these rights-of-way are referred to.

(g)       If the Property surveyed has been recorded on a map or plat as part of an abstract or subdivision, reference to such recording data should be made.

Lot and Block Description.    If the Property is included within a properly established, recorded subdivision or addition, then a lot and block description will be an acceptable substitute for a metes and bounds description, provided that the lot and block description must completely and properly identify the name or designation of the recorded subdivision or addition and give the recording information therefore.

Map or Plat.    The Survey should also contain a certified map or plat showing the following:

(a)       The plot to be covered by the Mortgage.

(b)       The relation of the point of beginning of said plot to the monument from which it is fixed.

(c)       Monuments for corners and points of curves.

(d)       All easements, showing recording information therefore by volume and page.

Exhibit 1.1(kk) - 1

(e)       The established building line, if any.

(f)       All easements appurtenant to said plot.

(g)       The boundary line of the street or streets abutting the plot and the width of said streets.

(h)       Encroachments and the extent thereof in terms of distance upon said plot or any easement appurtenant thereto.

The Survey should also contain all structures and improvements on said plot with horizontal lengths of all sides and the relation thereof by distances to (a) all boundary lines of the plot, b) easements, (c) established building lines, and (d) street lines.

Certification.    The certification for the Property description and the map or plat should be addressed to TMCC (and to the interested title company, if required by the title company), signed by the surveyor, bearing current date, registration number, and seal, and should be in the following form or its substantial equivalent:

The undersigned hereby certifies to TMCC that this survey (i) was made on the ground as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (ii) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown; (iii) this survey correctly shows the location of all buildings, structures, other improvements and visible items on the subject Property; (iv) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, and other matters of record of which the undersigned has been advised affecting the subject Property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (v) except as shown, there are no visible easements, rights-of-way, party walls, drainage ditches, streams, or conflicts, visible encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements, or visible encroachments onto the subject Property by buildings, structures, or other improvements on adjoining premises; (vi) the distance from the nearest intersecting street and road is as shown hereon; and (vii) the subject property has direct access to dedicated public roads accepted for maintenance by the entity to which such roads were dedicated.

Exhibit 1.1(kk) - 2

EXHIBIT 3.2

Borrowing Notice
for
Acquisition Advance

Date:  ________________________, 200____

To:      Toyota Motor Credit Corporation
19001 So. Western Avenue, PO Box 2958
Torrance, California 90509-2958

Re:     Master Loan Agreement (“Loan Agreement”) dated _________________, 2002, between Toyota Motor Credit Corporation (“TMCC”) and Sonic Automotive, Inc., et al, a Delaware corporation (“Borrower”)

By delivery of this Borrowing Notice, Borrower hereby requests an Acquisition Advance under the Loan Agreement. The following information is hereby provided to TMCC by Borrower in accordance with the Section 3.2 of the Loan Agreement:

1.        Requested amount of Acquisition Advance:                        $_______________________

2.        Business Day on which Advance to be made:                        _______________________

3.        Current Applicable Loan Limit:                                                 $_______________________

4.        Loan Under Which Made (check one):                  ________            Construction Loan
                                                                                                  ________             Permanent Loan

Borrower understands that this Borrowing Notice is irrevocable. Borrower hereby represents and warrants to TMCC that no Event of Default has occurred and is continuing under the Loan Agreement and no event has occurred and is continuing which with the passage of time or giving of notice would mature into an Event of Default. The Borrower hereby restates and reaffirms to TMCC all the representations and warranties contained in the Loan Agreement the same as if made on the date hereof and fully set forth herein. All capitalized terms used herein unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

[Applicable Borrower]
By:

Name: Title:

Exhibit 3.2

EXHIBIT 4.11

State Law Requirements

For Construction Projects in Texas:

In addition to the requirements set forth in Section 4 of the Master Loan Agreement, the following conditions for Draws shall apply:

Section 4.8    Additional Conditions to the First Draw.    Borrower and each General Contractor shall have jointly executed and recorded with the county clerk of the county in which the Property is situated an affidavit of commencement of work, in the form and substance approved by TMCC, which contains the information required by §53.124(c) of the Texas Property Code, provided further that the date of commencement of work specified in such affidavit shall be subsequent to the date of recordation of the Deed of Trust. Such affidavit shall be executed and recorded after the date the work actually commenced, but not later than the 30th day thereafter.

Section 4.11     Additional Conditions to Final Draw.    The Final Draw shall be withheld until 30 days after (i) the “completion” (as that term is defined in §53.106 of the Texas Property Code) of the Improvements, (ii) an affidavit of completion has been filed with the county clerk of the county in which the Property is located in compliance with §53.106 of the Texas Property Code, and (iii) an second affidavit of completion is provided to TMCC 30 days after the affidavit in (ii) above reflecting that no lien affidavits have been filed, and no notices have been received by any Person claiming a lien.

Exhibit 4.11

EXHIBIT 5.10(a)

Conversion Notice

Date:  ___________________________, 200____

To:      Toyota Motor Credit Corporation
19001 So. Western Avenue, P0 Box 2958
Torrance, California 90509-2958

Re:     Master Loan Agreement (“Loan Agreement”) dated __________________, 2002, between Toyota Motor Credit Corporation (“TMCC”) and Sonic Automotive, Inc., et al, a Delaware corporation (“Borrower”)

By delivery of this Conversion Notice pursuant to Section 5.10(a) of the Master Loan Agreement, Borrower hereby elects to convert a Construction Project Loan Amount into a Permanent Loan. The following information is hereby provided to TMCC by Borrower in accordance with the of the Loan Agreement:

1.        The amount of Construction Funding to be converted (amount shall not exceed the Loan Value for the relevant Property):   $_________________________

2.        Conversion Date:  __________________________

3.        Location of Property:  ________________________

Borrower hereby represents and warrants to TMCC that no Event of Default has occurred or is continuing under the Loan Agreement and no event has occurred which with the passage of time or giving of notice would mature into an Event of Default. The Borrower hereby restates and reaffirms to TMCC all the representations and warranties contained in the Loan Agreement the same as if made on the date hereof and fully set forth herein. All capitalized terms used herein unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

By:

Name: Title:

Exhibit 5.10 (a)

SCHEDULE 1

Borrower Information

Co-Borrowers:

1.        SRE Alabama - 2, LLC, an Alabama limited liability company

2.        SRE Alabama - 3, LLC, an Alabama limited liability company

3.        SRE Alabama - 4, LLC, an Alabama limited liability company

4.        SRealEstate Arizona - 1, LLC, an Arizona limited liability company

5.        SRealEstate Arizona - 2, LLC, an Arizona limited liability company

6.        SRealEstate Arizona - 3, LLC, an Arizona limited liability company

7.        SRealEstate Arizona - 4, LLC, an Arizona limited liability company

8.        SRealEstate Arizona - 5, LLC, an Arizona limited liability company

9.        SRealEstate Arizona - 6, LLC, an Arizona limited liability company

10.      SRealEstate Arizona - 7, LLC, an Arizona limited liability company

11.      SRE California – 1, LLC, a California limited liability company

12.      SRE California – 2, LLC, a California limited liability company

13.      SRE California – 3, LLC, a California limited liability company

14.      SRE California – 4, LLC, a California limited liability company

15.      SRE California – 5, LLC, a California limited liability company

16.      SRE California – 6, LLC, a California limited liability company

17.      SRE Colorado - 1, LLC, a Colorado limited liability company

18.      SRE Colorado - 2, LLC, a Colorado limited liability company

19.      SRE Colorado - 3, LLC, a Colorado limited liability company

20.      SRE Florida - 1, LLC, a Florida limited liability company

21.      SRE Florida - 2, LLC, a Florida limited liability company

22.      SRE Florida - 3, LLC, a Florida limited liability company

23.      SRE Georgia - 1, L.P., a Georgia limited partnership

24.      SRE Georgia - 2, L.P., a Georgia limited partnership

25.      SRE Georgia - 3, L.P., a Georgia limited partnership

26.      SRE Holding, LLC, a North Carolina limited liability company

27.      SRE Michigan – 1, LLC, a Michigan limited liability company

28.      SRE Michigan – 2, LLC, a Michigan limited liability company

29.      SRE Michigan – 3, LLC, a Michigan limited liability company

30.      SRE Nevada - 1, LLC, a Nevada limited liability company

31.      SRE Nevada - 2, LLC, a Nevada limited liability company

32.      SRE Nevada - 3, LLC, a Nevada limited liability company

33.      SRE Nevada - 4, LLC, a Nevada limited liability company

34.      SRE Nevada - 5, LLC, a Nevada limited liability company

35.      SRE Oklahoma – 1, LLC, an Oklahoma limited liability company

36.      SRE Oklahoma – 2, LLC, an Oklahoma limited liability company

37.      SRE Oklahoma – 3, LLC, an Oklahoma limited liability company

Schedule 1 - 1

38.      SRE Oklahoma – 4, LLC, an Oklahoma limited liability company

39.      SRE Oklahoma – 5, LLC, an Oklahoma limited liability company

40.      SRE South Carolina -2, LLC, a South Carolina limited liability company

41.      SRE South Carolina - 3, LLC, a South Carolina limited liability company

42.      SRE South Carolina - 4, LLC, a South Carolina limited liability company

43.      SRE Tennessee - 1, LLC, a Tennessee limited liability company

44.      SRE Tennessee - 2, LLC, a Tennessee limited liability company

45.      SRE Tennessee - 3, LLC, a Tennessee limited liability company

46.      SRE Texas - 1, L.P., a Texas limited partnership

47.      SRE Texas - 2, L.P., a Texas limited partnership

48.      SRE Texas - 3, L.P., a Texas limited partnership

49.      SRE Texas - 4, L.P., a Texas limited partnership

50.      SRE Texas - 5, L.P., a Texas limited partnership

51.      SRE Texas - 6, L.P., a Texas limited partnership

52.      SRE Texas - 7, L.P., a Texas limited partnership

53.      SRE Texas - 8, L.P., a Texas limited partnership

54.      SRE Virginia - 1, LLC, a Virginia limited liability company

Schedule 1 - 2

SCHEDULE 7.10

Financing Statements

Schedule 7.10